UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.     )

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Basic Energy Services, Inc.

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[Type text]

Basic Energy Services, Inc.

801 Cherry Street, Suite 2100

Fort Worth, Texas 76102

NOTICE OF THE 2016
ANNUAL MEETING OF STOCKHOLDERS

The 2016 Annual Meeting of Stockholders of Basic Energy Services, Inc. will be held on Thursday, May 19, 2016, at 10:00 a.m. local time, at the Fort Worth Club, located at 306 W 7th Street, Fort Worth, Texas 76102,  for the following purposes:

1.	To elect three Class II directors to serve a three-year term;
2.

To approve an amendment to the Sixth Amended and Restated Basic Energy Services, Inc. 2003 Incentive Plan to increase the number of shares of our common stock authorized for issuance thereunder from 11,350,000 shares to 12,350,000 shares;

3.	To approve, on a non-binding advisory basis, our named executive officer compensation;
4.	To ratify the appointment of KPMG LLP as our independent auditor for fiscal year 2016; and
5.	To transact such other business as may properly come before the meeting, or any adjournment of it.

Stockholders of record at the close of business on March 24, 2016 are entitled to vote at the meeting or any adjournment. A list of such stockholders will be available for examination by a stockholder for any purpose germane to the meeting during ordinary business hours at our offices at 801 Cherry Street, Suite 2100, Fort Worth, Texas 76102 during the ten days prior to the meeting. Stockholders holding at least a majority of the outstanding shares of our common stock are required to be present or represented by proxy at the meeting to constitute a quorum.

Please note that space limitations make it necessary to limit attendance at the meeting to stockholders, though each stockholder may be accompanied by one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:30 a.m., and seating will begin at 9:45 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts must bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting. You may obtain directions to the Fort Worth Club by calling  ~~(~~817) 334-4100.

By Order of the Board of Directors,

Alan Krenek,
Secretary

Fort Worth, Texas
April 8, 2016

Important Notice Regarding the Availability of Proxy Materials for the 2016  Annual Meeting of Stockholders to Be Held on May 19, 2016: This notice, the proxy statement for the 2016 Annual Meeting of the Stockholders, the proxy card and our annual report on Form 10-K for the fiscal year ended December 31, 2015 are available at https://materials.proxyvote.com.

Please vote by using the telephone or Internet voting options described in the accompanying PROXY CARD or, if the attached Proxy Statement and a proxy card were mailed to you, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

i

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 19,  2016

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors in connection with the 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) of Basic Energy Services, Inc., a Delaware corporation (the “Company” or “Basic”), to be held at the Fort Worth Club, located at  306 W 7th Street, Fort Worth, Texas 76102, on Thursday, May 19,  2016, at 10:00 a.m. local time. Stockholders of record at the close of business on March 24,  2016 are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof.

When a properly executed proxy is received prior to the meeting, the shares represented will be voted at the meeting in accordance with the directions noted on the proxy. A proxy may be revoked at any time before it is exercised by submitting a written revocation or a later-dated proxy to the Secretary of the Company at the mailing address provided below or by attending the meeting in person and so notifying the inspector of elections.

Management does not intend to present any business for a vote at the 2016 Annual Meeting other than (i) the election of directors, (ii) the approval of an amendment to the Sixth Amended and Restated Basic Energy Services, Inc. 2003 Incentive Plan (the “2003 Incentive Plan”) to increase the number of shares of our common stock authorized for issuance thereunder from 11,350,000 shares to 12,350,000 shares, (iii) the approval, on a non-binding advisory basis, of our named executive officer compensation, and (iv) the ratification of KPMG LLP as the Company’s independent auditor for fiscal year 2016. Unless stockholders specify otherwise in voting instructions to their broker, their shares (i) will not be voted in (a) the election of the nominees listed in this proxy statement, (b) the approval of the amendment of the 2003 Incentive Plan, (c) the advisory approval of executive compensation, and (ii) will be voted FOR the ratification of KPMG LLP as the Company’s independent auditor. If other matters requiring the vote of stockholders properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote proxies held by them in accordance with their judgment.

The complete mailing address of the Company’s executive offices is 801 Cherry Street, Suite 2100, Fort Worth, Texas 76102. A notice of the 2016 Annual Meeting, proxy statement and proxy card were made available on or about April 8, 2016, and if you are receiving this by mail, a proxy statement, proxy card, our 2015 Annual Report and our Form 10-K for the fiscal year ended December 31, 2015 are enclosed.

VOTING PROCEDURES

A majority of the outstanding shares of our common stock present in person or represented by proxy at the 2016 Annual Meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included in determining whether a quorum is present at the 2016 Annual Meeting. Broadridge Financial Solutions, Inc. will tabulate all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the meeting. The Company will appoint an inspector of elections at the meeting.

The affirmative vote of a plurality of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote is required for the election of each nominee for director. The affirmative vote of holders of a majority of our common stock present in person or represented by proxy at the meeting and entitled to vote is required for (i) the approval, on a non-binding advisory basis, of our named executive officer compensation,  (ii) the approval of the amendment of the 2003 Incentive Plan, (iii) ratification of KPMG LLP as the Company’s independent auditor and (iv) any other matters presented for a vote of stockholders.

Abstentions will not count as votes cast for the election of directors or for any other proposal. As a result, abstentions will have no effect on Proposal 1 and will have the same practical effect as votes against Proposal 2, Proposal 3, Proposal 4 and each other proposal presented for a vote at the 2016 Annual Meeting. Brokers do not have discretionary voting authority with respect to the election of directors or executive compensation matters. Accordingly, broker non-votes will not have any effect on Proposal 1, Proposal 2 or Proposal 3. Because brokers generally have discretionary authority to vote on the ratification of our independent auditor, broker non-votes represented by submitted proxies will be taken into account in determining the outcome of Proposal 4.

Stockholders who submit proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies submitted by other stockholders.

VOTING SECURITIES

On March 24, 2016, the record date, there were outstanding 42,762,092 shares of our common stock held of record by approximately 377 persons. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of our common stock held on the record date. Stockholders do not have cumulative voting rights.

PROPOSAL 1:
ELECTION OF DIRECTORS

Board of Directors.    The Company’s Bylaws provide for the Board of Directors to serve in three classes having staggered terms of three years each.  Three Class II directors will be elected at the 2016 Annual Meeting to serve for a three-year term expiring at the Annual Meeting of Stockholders in 2019. Pursuant to Delaware law, in the event of a vacancy on the Board of Directors, a majority of the remaining directors will be empowered to elect a successor, and the person so elected will hold office for the remainder of the full term of the director whose death, retirement, resignation, removal, disqualification or other cause created the vacancy and thereafter until the election of a successor director.

Recommendation; Proxies.  The Board of Directors recommends a vote FOR each of the nominees named below. The persons named in the enclosed proxy card will vote all shares over which they have discretionary authority FOR the election of the nominees named below. Although the Board of Directors does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed persons will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.

Nominees.  The following table sets forth information for each nominee. Each nominee has consented to be named in this proxy statement and to serve as a director, if elected.

Name	Principal Occupation	Age	Director Since	Class
William E. Chiles

Mr. Chiles has served as a director of Basic Energy Services since 2003. Mr. Chiles served as the Chief Executive Officer and President and a director of Bristow Group Inc. (formerly Offshore Logistics, Inc.), a provider of helicopter transportation services to the worldwide offshore oil and gas industry, from July 2004 to July 2014. He now serves as a Senior Advisor and CEO Emeritus. He also serves as a Managing Partner at Pelican Energy Partners, a private equity firm.  Mr. Chiles served as Executive Vice President and Chief Operating Officer of Grey Wolf, Inc. from March 2003 until June 2004. Mr. Chiles served as Vice President of Business Development at ENSCO International Incorporated from August 2002 until March 2003. From August 1997 until its merger into an ENSCO International affiliate in August 2002, Mr. Chiles served as President and Chief Executive Officer of Chiles Offshore Inc. Mr. Chiles currently serves on the board of directors of Gulf Island Fabrication, Inc. Mr. Chiles has a B.B.A. in Petroleum Land Management from the University of Texas and an M.B.A. in Finance and Accounting with honors from Southern Methodist University.

		67	2003	II

Robert F. Fulton

Mr. Fulton has served as a director of Basic Energy Services since 2001. Mr. Fulton served as President and Chief Executive Officer of Frontier Drilling ASA, an offshore oil and gas drilling and production contractor, from September 2002 through July 2010. From December 2001 to August 2002, Mr. Fulton managed personal investments. Prior to December 2001, Mr. Fulton spent most of his business career in the energy service and contract drilling industry. He served as Executive Vice President and Chief Financial Officer of Merlin Offshore Holdings, Inc. from August 1999 until November 2001. From 1998 to June 1999, Mr. Fulton served as Executive Vice President of Finance for R&B Falcon Corporation, during which time he closed the merger of Falcon Drilling Company with Reading & Bates Corporation to create R&B Falcon Corporation and then the merger of R&B Falcon Corporation with Cliffs Drilling Company. Mr. Fulton has served as a director of Carrizo Oil & Gas, Inc. since November 2012. He graduated with a B.S. degree in Accountancy from the University of Illinois and an M.B.A. in finance from Northwestern University.

		64	2001	II

Antonio O. Garza, Jr.

Mr. Garza has served as a director of Basic Energy Services since 2009. Mr. Garza currently acts as Counsel in the Mexico City office of White & Case LLP, an international practice law firm, and serves as Chairman of Vianovo Ventures, a management and communications consultancy. Prior to joining Vianovo and White & Case in June 2009, Mr. Garza served as U.S. Ambassador to Mexico from 2002 through January 2009. In 1998, Mr. Garza was elected to the Texas Railroad Commission and served as Chairman of the Commission from 1999 to 2002. Mr. Garza currently serves as a director of Kansas City Southern, a publicly traded transportation holding company with railroad investments in the United States, Mexico and Panama, and as a director of MoneyGram, a global money transfer company. Mr. Garza formerly served on the boards of BBVA Compass and the U.S. holding companies of BBVA Compass. Mr. Garza holds a B.B.A. from the University of Texas at Austin and a J.D. from Southern Methodist University School of Law.

	56	2009	II

Other Directors.  The following table sets forth certain information for the Class III and Class I directors, whose terms will expire at the Annual Meetings of Stockholders in 2017 and 2018, respectively.

James S. D’Agostino, Jr.

Mr. D’Agostino has served as a director of Basic Energy Services since 2004. Mr. D’Agostino is currently Managing Director of Encore Interests LLC, which is involved in banking and investments. Additionally, Mr. D’Agostino is Chairman of the Board of Houston Trust Company, a privately owned trust company headquartered in Houston, Texas, and a director of Origin Bancorp, Inc., formerly Community Trust Financial Corporation, a privately owned bank holding company headquartered in Ruston, Louisiana, positions he has held since April 2013. Mr. D’Agostino served as Chairman of the Board and Chief Executive Officer of Encore Bancshares, Inc., a banking, wealth management and insurance services holding company formerly listed on the NASDAQ Global Market, and served as Chairman for its subsidiary, Encore Bank, N.A., from July 2009 until Encore’s merger with Cadence Bank in July 2012. He had previously served as Encore Bank’s Chairman, President and Chief Executive Officer from November 1999 to July 2009. From 1998 to 1999, Mr. D’Agostino served as Vice Chairman and Group Executive, and from 1997 until 1998, he served as President, Member of the Office of Chairman and a director, of American General Corporation. Mr. D’Agostino graduated with an economics degree from Villanova University and a J.D. from Seton Hall University School of Law and has completed the Advanced Management Program at Harvard Business School.

	69	2004	III

Kenneth V. Huseman

Mr. Huseman has served as a director of Basic Energy Services since 1999. He is currently self-employed in real estate investment and ranching. Since May 2015, Mr. Huseman has served as a director of RSP Permian, LLC, a publicly-traded oil and gas exploration and production company focused in the Permian Basin. Mr. Huseman previously served as our President and Chief Executive Officer from 1999 until September 2013. Prior to joining Basic, he was Chief Operating Officer at Key Energy Services from 1996 to 1999. He was a Divisional Vice President at WellTech, Inc., from 1993 to 1996. From 1978 to 1993, he was employed at Pool Energy Services Co., where he managed operations throughout the United States. Mr. Huseman previously served as a director of Natural Gas Services Group, Inc. from June 2011 until February 2013.  Mr. Huseman graduated with a B.B.A. degree in Accounting from Texas Tech University.

	63	1999	III

Thomas P. Moore, Jr.

Mr. Moore has served as a director of Basic Energy Services since 2005. Mr. Moore was a Senior Principal of State Street Global Advisors, the head of Global Fundamental Strategies, and a member of the Senior Management Group from 2001 through July 2005. Mr. Moore retired from this position in July 2005. From 1986 through 2001, he was a Senior Vice President of State Street Research & Management Company and was head of the State Street Research International Equity Team. From 1977 to 1986 he served in positions of increasing responsibility with Petrolane, Inc., including Administrative Vice President (1977-1981), President of Drilling Tools, Inc., an oilfield equipment rental subsidiary (1981-1984), and President of Brinkerhoff-Signal, Inc., an oil well contract drilling subsidiary (1984-1986). Mr. Moore is a Chartered Financial Analyst and holds an M.B.A. degree from Harvard Business School.

	77	2005	III

Steven A. Webster

Mr. Webster has served as a director of Basic Energy Services since 2001. Since July 2005, Mr. Webster has served as Co-Managing Partner of Avista Capital Holdings, L.P., a private equity firm he co-founded focused on investments in energy, healthcare and other industries. From 2000 until June 2005, Mr. Webster served as Chairman of Global Energy Partners, a specialty group within Credit Suisse’s Alternative Capital Division that made investments in energy companies. From 1998 to May 1999, Mr. Webster served as Chief Executive Officer and President of R&B Falcon Corporation, and prior to that was Chairman and Chief Executive Officer of Falcon Drilling Company, both offshore drilling contractors. Mr. Webster currently serves as Chairman of Carrizo Oil & Gas, Inc. and as a director of Era Group Inc., Camden Property Trust, Oceaneering International, and various privately held companies. Mr. Webster previously served as a director of SEACOR Holdings Inc. (2005 to January 2013); Geokinetics Inc. (1997 to April 2013); Pinnacle Gas Resources, Inc. (2003 to June 2009); Encore Bancshares, Inc. (2000 to May 2009); Solitario Exploration & Royalty Corp. (2006 to March 2009); Grey Wolf, Inc. (1996 to December 2008); Hercules Offshore, Inc. (2005 to October 2015); and Hi-Crush GP LLC, the general partner of Hi-Crush Partners LP (2012 to February 2015). Mr. Webster was the founder and an original shareholder of Falcon, a predecessor to Transocean, Inc., and was a co-founder and original shareholder of Carrizo. Mr. Webster holds a B.S.I.M. from Purdue University, an M.B.A. from Harvard Business School and an honorary doctorate in management from Purdue University.

	64	2001	I

Sylvester P. Johnson, IV

Mr. Johnson has served as a director of Basic Energy Services since 2001. Mr. Johnson has served as President and Chief Executive Officer and a director of Carrizo Oil & Gas, Inc. since December 1993. Prior to that, he worked for Shell Oil Company for 15 years. His managerial positions included Operations Superintendent, Manager of Planning and Finance and Manager of Development Engineering. He also served as a director of Pinnacle Gas Resources, Inc. from 2003 until January 2011. Mr. Johnson is a Registered Petroleum Engineer and has a B.S. in Mechanical Engineering from the University of Colorado.

	60	2001	I

Thomas M. Patterson

Mr. Patterson has 21 years of related industry experience. He was named our President and Chief Executive Officer and appointed as a Director in September 2013. From 2006 to September 2013, Mr. Patterson worked for Basic in positions of increasing responsibility: as our Senior Vice President and Chief Operating Officer from April 2011 until September 2013, as a Senior Vice President from September 2008 until April 2011 and as a Vice President from February 2006 until September 2008. Prior to joining Basic, he was President of TMP Companies, Inc. from 2000 to 2006. He was a Contracts/Sales Manager at Patterson Drilling Company from 1996 to 2000. From 1995 to 1996, he was employed as an Engine Sales Manager at West Texas Caterpillar.  Mr. Patterson graduated with a B.S. degree in Biology from Texas Tech University.

	41	2013	I

Director Experience, Qualifications, Attributes and Skills.  The following is a brief discussion of the experience, qualifications, attributes or skills that led to the conclusion that the following persons should serve as a director of the Company. Only one of our directors, Mr. Patterson, is an officer of the Company. Mr. Patterson, our Chief Executive Officer, has over 21 years of experience in our industry. The relevant experience, qualifications, attributes and skills of our outside directors include: for Mr. Chiles, oil and gas drilling and other oilfield services; for Mr. D’Agostino, banking, investment management, insurance, finance and executive management; for Mr. Fulton, oil and gas drilling; for Mr. Garza, political, regulatory and foreign (Mexico); for Mr. Johnson, oil and gas (including as a Registered Petroleum Engineer); for Mr. Moore, investment management (including as a Chartered Financial Analyst), oilfield service and audit committee financial expertise; for Mr. Huseman, oil and gas drilling and other oilfield services; and for Mr. Webster, oil and gas, oilfield service, private equity and other public company board experience.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Board of Directors

Meetings.  During fiscal 2015, the Board of Directors held six meetings of the full Board and 18 meetings of committees. The Nominating and Corporate Governance Committee held four meetings; the Compensation Committee held six meetings and the Audit Committee held eight meetings during fiscal 2015. In addition, the Company’s independent auditors and management meet with the Audit Committee Chairman prior to the issuance of earnings press releases, and the other members of the Audit Committee are invited to attend these meetings. While the Company does not have a specific policy about director attendance at annual meetings of stockholders, all directors are expected to attend meetings of the Board (and any committees thereof on which they serve) either in person or telephonically unless exigencies prevent them from attending. Each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (2) the total number of meetings of committees of the Board on which he served (during the periods that he served). Our non-management directors meet at regularly scheduled executive sessions presided over by our Chairman, Mr. Webster. Additionally, our independent directors meet at least once a year without members of management or non-independent directors present. All of our directors attended our 2015 Annual Meeting of Stockholders.

Compensation.  Directors who are our employees do not receive a retainer or fees for service on the Board or any committees. We pay non-employee members of the Board for their service as directors. For 2015, directors who were not employees received an annual fee of $31,500. In addition, the chairman of each committee received the following annual fees: Audit Committee — $13,500; Compensation Committee — $9,000; and Nominating and Corporate Governance Committee — $9,000. Directors who were not employees received a fee of $1,800 for each Board meeting attended whether in person or telephonically. For committee meetings, directors who were not employees received a fee of $1,800 for each committee meeting attended whether in person or telephonically. In addition, since our 2005 initial public offering, each non-employee director has received, upon election to the Board, 37,500 shares of restricted stock that vest ratably over three years.

In March 2015 and 2016, each non-employee director was granted 10,000 shares of restricted stock that vest ratably over three years. Our Chairman was also granted an additional 5,000 shares of restricted stock that vest ratably over three years and an additional $27,000 in cash as consideration for services in his capacity as Chairman. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or committees and for other reasonable expenses related to the performance of their duties as directors.

Independence.  Our Board of Directors currently consists of nine members, including seven members determined by our Board to be independent — Messrs. Chiles, D’Agostino, Fulton, Garza, Johnson, Moore and Webster.

The Board has determined that Messrs. Chiles, D’Agostino, Fulton, Garza, Johnson, Moore and Webster are independent as that term is defined by rules of the New York Stock Exchange (the “NYSE”) and, in the case of the Audit Committee, rules of the Securities and Exchange Commission (“SEC”). In determining that each of these directors is independent, the Board considered that the Company and its subsidiaries in the ordinary course of business sell products and services to other companies. In particular, Carrizo Oil & Gas, Inc., a company for which Mr. Johnson serves as President and Chief Executive Officer and a director and Mr. Webster serves as Chairman of the Board, uses the services of the Company, but such services represented less than 2% of Carrizo’s revenues in the past three years.  In each case, these transactions did not automatically disqualify the directors from being considered independent under the NYSE rules. The Board also determined that these transactions were not otherwise material to the Company or to the other company involved in the transactions and that none of our directors had a material interest in the transactions with these companies.  The Board also considered the prior roles of Mr. Webster and Mr. Fulton as executives of affiliates of Credit Suisse, which until March 2014, was the manager and advisor to the funds that together formerly comprised our largest stockholder.  Based upon its review, the Board of Directors has affirmatively determined that each of these directors is independent and that none of these directors has a material relationship with the Company.

Stockholder and Interested Party Communications with the Board of Directors.  Stockholders and interested parties may communicate directly with the Board or a particular director by sending a letter to the attention of the Board or the particular director(s), as applicable, c/o Secretary, Basic Energy Services, Inc., 801 Cherry Street, Suite 2100, Fort Worth, Texas 76102. Stockholder communications must contain a clear notation on the mailing envelope indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” Additionally, if the enclosed letter is from an interested party, the mailing envelope must contain a clear notation indicating that it is an “Interested Party-Board Communication” or an “Interested Party-Director Communication,” as applicable. All such letters must identify the author as a stockholder and/or interested party and clearly state whether the intended recipients are all members of the Board, certain specified individual directors or a group of directors, such as the non-management directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Committees

All of the directors on our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are currently independent in compliance with the requirements of the Sarbanes Oxley Act of 2002, the NYSE listing standards and SEC rules and regulations. The following table shows the committees on which each director serves:

Nominating
and Corporate
Director	Audit	Governance	Compensation
Steven A. Webster
T.M. “Roe” Patterson
James S. D’Agostino, Jr.	X		X
William E. Chiles	X		X
Robert F. Fulton		X
Antonio O. Garza, Jr.			X
Kenneth V. Huseman
Sylvester P. Johnson, IV		X
Thomas P. Moore, Jr.	X	X

Audit Committee.  The responsibilities of the Audit Committee, composed of Messrs. Moore (Chairman), Chiles and D’Agostino, include, among others:

•	to appoint, engage and terminate our independent auditors;
•	to approve fees paid to our independent auditors for audit and permissible non-audit services in advance;
•	to evaluate, at least on an annual basis, the qualifications, independence and performance of our independent auditors;
•	to review and discuss with our independent auditors reports provided by the independent auditors to the Audit Committee regarding financial reporting issues;
•	to review and discuss with management and our independent auditors our quarterly and annual financial statements prior to our filing of periodic reports;
•	to establish and maintain procedures for the receipt, retention and treatment of complaints received by us and concerns of employees regarding accounting and auditing matters;
•	to review our procedures for internal auditing and the adequacy of our disclosure controls and procedures and internal control over financial reporting; and
•	to evaluate its own performance at least annually and deliver a report setting forth the results of such evaluation to the Board.

To promote the independence of the audit, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management. The Board of Directors has determined that Messrs. Moore and D’Agostino are “audit committee financial experts.” The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available in the “Investor Relations — Corporate Governance” section of the Company’s website (www.basicenergyservices.com).

Nominating and Corporate Governance Committee.  The responsibilities of the Nominating and Corporate Governance Committee, composed of Messrs. Johnson (Chairman), Fulton and Moore, include, among others:

•	to identify, recruit and evaluate candidates for membership on the Board and to develop processes for identifying and evaluating such candidates;

•

to annually present to the Board a list of nominees recommended for election to the Board at the annual meeting of stockholders, and to present to the Board, as necessary, nominees to fill any vacancies that may occur on the Board;

•	to adopt a policy regarding the consideration of any director candidates recommended by our stockholders and the procedures to be followed by such stockholders in making such recommendations;
•	to adopt a process for our stockholders to send communications to the Board;
•	to evaluate its own performance at least annually and deliver a report setting forth the results of such evaluation to the Board;
•	to oversee our policies and procedures regarding compliance with applicable laws and regulations relating to the honest and ethical conduct of our directors, officers and employees;
•	to have the sole responsibility for granting any waivers under our Code of Ethics and Corporate Governance Guidelines; and
•	to evaluate annually, based on input from the entire Board, the performance of the CEO and report the results of such evaluation to the Compensation Committee of the Board.

The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available in the “Investor Relations — Corporate Governance” section of the Company’s website (www.basicenergyservices.com).

The Nominating and Corporate Governance Committee has not established any minimum qualifications for non-employee director candidates that it recommends for nomination.

The Nominating and Corporate Governance Committee has established procedures for identifying and evaluating director nominees. Among the many factors considered in identifying and evaluating nominees, the Nominating and Corporate Governance Committee first considers the Board’s needs. Candidates will first be interviewed by the Nominating and Corporate Governance Committee. If approved by the Nominating and Corporate Governance Committee, candidates will then be interviewed by all other members of the Board. The full Board, with such interested directors recusing themselves as appropriate, will approve all final nominations after considering the recommendations of the Nominating and Corporate Governance Committee. The Chairman of the Board, acting on behalf of the other members of the Board, will extend the formal invitation to an approved candidate to stand for election to the Board.

While the Nominating and Corporate Governance Committee may consider diversity among other factors when considering director nominees, it does not have any specific policy with regard to diversity in identifying director nominees. In practice, however, the Nominating and Corporate Governance Committee has considered diversity as a significant factor, including in connection with the appointment of Mr. Garza to the Board during 2009.

Stockholders may nominate director candidates in accordance with the Company’s Bylaws. To summarize, such nominations must be made in writing to the Company’s Secretary at the Company’s principal executive offices. The recommendation must set forth certain information about both the nominee and the nominating stockholder(s). The foregoing is a summary, and the specific requirements and procedures of the Bylaws, including timing of proposals, control.

The stockholder’s notice must set forth as to each nominee all information relating to the nominee that may be required under United States securities laws to be disclosed in solicitations of proxies for the election of directors, including the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected. The stockholder’s notice must also set forth as to (i) the stockholder giving notice and (ii) if any, (A) the beneficial owner on whose behalf the nomination is made, (B) any affiliates or associates of such stockholder or any beneficial owner described in clause (A), and (C) each other person with whom any of the foregoing persons either is acting in concert with respect to the Company or has any agreement, arrangement or understanding (whether written or oral) for purpose of acquiring, holding, voting (except pursuant to a revocable proxy given in certain specified circumstances) or disposing of any capital stock of the Company or to cooperate in obtaining, changing or influencing the control of the Company (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses) (each person in clauses (A), (B) and (C) is referred to as a “Stockholder Associated Person”): (1) a description of each agreement, arrangement or understanding with any Stockholder Associated Person; (2) the name and record address, as they appear on the Company’s books, of the stockholder proposing such business, such stockholder’s principal occupation and the name and address of any Stockholder Associated Person; (3) the class or series and number of equity and other securities of the Company which are, directly or indirectly, held of record or beneficially owned by such stockholder or by any Stockholder Associated Person, the dates on which such stockholder or any Stockholder Associated Person acquired such shares and documentary evidence of such record or beneficial ownership; (4) a list of all Derivative Interests (as defined in the Bylaws) held of record or beneficially owned by the stockholder or any Stockholder Associated Person; (5) the name of each person with whom the stockholder or any Stockholder Associated Person has a Voting Agreement (as defined in the Bylaws); (6) details of all other material interests of each stockholder or any Stockholder Associated Person in the proposal of the nominee or any security of the Company (collectively, “Other Interests”); (7) a description of all economic terms of all such Derivative Interests, Voting Agreements or Other Interests and copies of all agreements and other documents relating to each such Derivative Interest, Voting Agreement or Other Interest; and (8) a list of all transactions by such stockholder and any Stockholder Associated Person involving any securities of the Company or any Derivative Interests, Voting Agreements or Other Interests within the six-month period prior to the date of the notice.

To be timely, a stockholder’s notice given in the context of an annual meeting of stockholders shall be delivered to or mailed and received at the principal executive office of the Company not less than 90 days nor more than 120 days in advance of the first anniversary of the date of the Company’s previous year’s annual meeting of stockholders; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of stockholders has been changed by more than 30 calendar days from the date of the previous year’s annual meeting, the notice must be received by the Company not less than 90 days nor more than 120 days prior to such annual meeting date or, if the first public announcement of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth (10th) day following the day on which the public announcement of the date of such meeting is first made by the Company.

If the information supplied by the stockholder is deficient in any material aspect or if the foregoing procedures are not followed, the Board or the chairman of the meeting may determine that the stockholder’s nomination should not be brought before the meeting and that the nominee is ineligible for election as a director of the Company. The Nominating and Corporate Governance Committee will not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.

Compensation Committee.  The responsibilities of the Compensation Committee, composed of Messrs. Chiles (Chairman), D’Agostino and Garza, include, among others:

•	to evaluate and develop the compensation policies applicable to our executive officers and make recommendations to the Board with respect to the compensation to be paid to our executive officers;
•	to review, approve and evaluate on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer and our named executive officers;
•	to determine and approve our Chief Executive Officer’s compensation, including salary, bonus, incentive and equity compensation;
•	to review and make recommendations regarding the compensation paid to non-employee directors;
•	to review and make recommendations to the Board with respect to our incentive compensation plans and to assist the Board with the administration of such plans; and
•	to evaluate its own performance at least annually and deliver a report setting forth the results of such evaluation to the Board.

The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available in the “Investor Relations — Corporate Governance” section of the Company’s website (www.basicenergyservices.com).

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Ethics

The Board of Directors has adopted Corporate Governance Guidelines, which present a flexible framework within which the Board, supported by its committees, directs the affairs of the Company. The Board of Directors has also adopted a Code of Ethics that applies to the Company’s directors and executive officers, including its Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The Corporate Governance Guidelines and Code of Ethics are available in the “Investor Relations — Corporate Governance” section of the Company’s website (www.basicenergyservices.com).

If the Company amends or waives the Code of Ethics with respect to the principal executive officer, principal financial officer or principal accounting officer, it will post the amendment or waiver at this location on its website.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers. Officers are elected annually by the Board and serve until their successors are duly elected and qualified or until their earlier death, resignation or removal. As of March 24,  2016, the respective ages and positions of our executive officers are as follows:

Name	Age	Position
T. M. “Roe” Patterson(1)	41	President, Chief Executive Officer and Director
Alan Krenek	60	Senior Vice President, Chief Financial Officer, Treasurer and Secretary
James F. Newman	52	Senior Vice President — Region Operations
William T. Dame	55	Vice President — Pumping Services
Douglas B. Rogers	52	Vice President — Marketing
Eric Lannen	50	Vice President — Human Resources
Lanny T. Poldrack	48	Vice President — Safety and Operations Support
John Cody Bissett	41	Vice President, Controller and Chief Accounting Officer
Brett J. Taylor	43	Vice President — Manufacturing and Equipment

(1)	For biographical information on Mr. Patterson see “Election of Directors — Other Directors” beginning on page 4.

Alan Krenek (Senior Vice President, Chief Financial Officer, Treasurer and Secretary) has 28 years of related industry experience. He has been our Vice President, Chief Financial Officer and Treasurer since January 2005. He became Senior Vice President and Secretary in May 2006. Prior to joining Basic, he held various financial management positions at Landmark Graphics Corp., Noble Corporation and Pool Energy Services Company. Mr. Krenek graduated with a B.B.A. degree in Accounting from Texas A&M University and is a Certified Public Accountant.

James F. Newman (Senior Vice President — Regional Operations) has 31 years of related industry experience and has been our Senior Vice President, Region Operations since October 2013. He previously served as our Group Vice President — Permian Business Unit from April 2011 until September 2013 and has been a Group Vice President since September 2008. Prior to joining Basic, he co-founded Triple N Services in 1986 and served as its President through May 2008. He initially served Basic as an Area Manager in the plugging and abandonment operations. Mr. Newman is a registered Professional Engineer and is active in the Society of Petroleum Engineers. Mr. Newman graduated with a B.S. in Petroleum Engineering from Colorado School of Mines.

William T. Dame (Vice President — Pumping Services) has 35 years of related industry experience. Mr. Dame joined Basic in 2003 and has served as our Vice President — Pumping Services since 2006. He previously served as our Vice President — PPW and RAFT Divisions from 2005 to 2006 and as a regional vice president from 2004 through 2005. Mr. Dame began his career in 1981 with Halliburton. From 1987 to 1997, he served as a vice president of Fleet Cementers, Inc., and from 1997 to 2003, he worked in various operational management positions at Plains Energy, Precision Drilling and New Force Energy Services. Mr. Dame attended Tarleton State University.

Douglas B. Rogers (Vice President — Marketing) has 33 years of related industry experience. He joined Basic in 2007 and serves as Vice President — Marketing after serving as Vice President — Contracts for the Drilling Division. Mr. Rogers was Vice President —  Rocky Mountain Division for Patterson — UTI Drilling Company from March 2003 to June 2007. He also served as Western Division Sales Manager for Ambar Lonestar Fluid Services, a division of Patterson — UTI Drilling Company, from 1998 to 2003. He began his career in 1983 with Permian Servicing Company, where he managed well servicing operations. He continued in that capacity through Permian Servicing Company’s mergers with Xpert Well Service and Pride Petroleum Service until joining Zia Drill/Nova Mud in March 1997. Mr. Rogers graduated with a B.A. degree from Eastern New Mexico University.

Eric Lannen (Vice President — Human Resources) has been a Vice President since August 2015. Mr. Lannen has more than 24 years of Human Resources experience in the oil & gas, engineering & construction, defense & government services and the technology industries, as well as more than 15 years of experience in HR leadership roles. Prior to joining Basic, Mr. Lannen served as Senior Vice President, Human Resources for Dyncorp International and Vice President of Human Resources at McDermott International. Mr. Lannen’s prior experience includes: talent acquisition leader for IBM growth markets across five continents; leading Human Resources for the Government Services Division of Kellogg Brown & Root (KBR); and several HR positions at Halliburton Company. Mr. Lannen graduated from Texas A&M University with a Bachelor of Science degree.

Lanny T. Poldrack (Vice President — Safety and Operations Support) has 29 years of related industry experience. He has served as our Vice President — Safety and Operations Support since April 2011. From April 2009 to April 2011, he served as a Corporate Marketing Representative based in Houston, Texas. Prior to joining Basic, he spent 13 years at Cudd Energy Services where he held various technical sales and sales management positions for both well intervention and live well service divisions, the last 4 years of which he served as Business Development Manager for Cudd Well Control for both domestic and international operations in U.S., Canadian, Latin American, European, Middle Eastern and South East Asian markets. He began his oilfield career in West Texas as a technical field representative for Weatherford International, specializing in fishing and rental tools and hydraulic BOP systems. Mr. Poldrack graduated with an applied science degree from Odessa Junior College.

John Cody Bissett (Vice President, Controller and Chief Accounting Officer) has 17 years of related industry experience. He was appointed Basic’s Vice President, Controller and Chief Accounting Officer in March 2012. Mr. Bissett previously served as Basic’s Corporate Controller from July 2008 to March 2012 and as the Director of Financial Reporting from December 2007 to July 2008. Prior to joining Basic, Mr. Bissett was the Controller of Cap Rock Energy from November 2006 through December 2007, and previously held various roles in the accounting and finance function of Sirius Computer Solutions and the audit practice of KPMG LLP. Mr. Bissett graduated with an M.B.A. and a B.B.A. in Accounting from Angelo State University and is a Certified Public Accountant.

Brett J. Taylor (Vice President — Manufacturing and Equipment) has 23 years of related industry experience. He has been our Vice President of Manufacturing and Equipment since June 2013. Prior to joining Basic, he was President of Taylor Industries, LLC in Tulsa, Oklahoma from 2010 to 2013. From 2009 to 2010, he served as Executive Vice President of Sales and Marketing at Serva Group Manufacturing.  Before that, Mr. Taylor held positions of increasing responsibilities at Taylor Industries over an 11-year span. His tenure at Taylor included the role of Consultant, President of Sales from 2008 to 2009, President of Taylor from 2003 to 2008, General Manager & Vice President of Business Development from 2001 to 2003, and Sales and Marketing Manager from 1997 to 1999. Mr. Taylor graduated with a Bachelor of Business Degree from the University of Oklahoma.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned as of March 24,  2016, including shares granted on March 24, 2016, by (1) all persons who beneficially own more than 5% of the outstanding voting securities of the Company, to the knowledge of the Company’s management, (2) each current director, (3) each named executive officer listed in the Summary Compensation Table and (4) all current directors and executive officers as a group.

0

	Amount and Nature	Percent of
	of Beneficial	Shares
Name	Ownership	Outstanding

BlackRock, Inc.(1)	3,875,761	9.2%
Fine Capital Partners, L.P.(2)	3,835,004	9.1%
TPH Asset Management(3)	2,743,020	6.5%
Dimensional Fund Advisors L.P.(4)	2,606,724	6.2%
The Vanguard Group(5)	1,601,106	3.8%
T.M. “Roe” Patterson(6)	730,762	1.7%
Alan Krenek(7)	238,626	*
James F. Newman(8)	231,654	*
William T. Dame (9)	159,153	*
Brett J. Taylor(10)	81,609	*
James E. Tyner (11)	99,614	*
Steven A. Webster(12)	1,908,791	4.5%
Thomas P. Moore, Jr.(13)	170,000	*
Sylvester P. Johnson, IV(13)	118,700	*
James S. D’Agostino, Jr.(13)	91,625	*
Robert F. Fulton(13)	137,043	*
Antonio O. Garza, Jr.(13)	56,333	*
William E. Chiles(13)	59,000	*
Kenneth V. Huseman(14)	365,305	*
Directors and Executive Officers as a Group (17 persons)(15)	4,646,817	11.1%

*Less than one percent.

(1)

Based solely on information provided on Schedule 13G filed by BlackRock, Inc. with the SEC on January 25, 2016. BlackRock reported sole voting power as to 3,783,090 shares and sole dispositive power as to all 3,875,761 shares. BlackRock’s principal business address is 55 East 52nd Street, New York, NY 10055.

(2)

Based solely on information provided on Form 4 filed by Fine Capital Partners, L.P. with the SEC on March 9, 2016. Fine Capital reported shared voting power as to 3,835,004 shares and shared dispositive power as to all 3,835,004 shares. Fine Capital’s principal business address is 55 East 52nd Street, New York, NY 10055.

(3)

Based solely on information provided on Schedule 13F-HR filed by TPH Asset Management with the SEC on February 16, 2016. TPH reported sole voting power as to 2,743,020 shares and sole dispositive power as to all 2,743,020 shares. TPH’s principal business address is Heritage Plaza,  1111  Bagby Suite 4920,  Houston, TX 77002.

(4)

Based solely on information provided on Schedule 13G filed by Dimensional Fund Advisors L.P. with the SEC on February 9, 2016. Dimensional reported sole voting power as to 2,490,350 shares and sole dispositive power as to all 2,606,724 shares. Dimensional’s principal business address is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(5)

Based solely on information provided on Schedule 13G filed by The Vanguard Group with the SEC on February 10, 2016. Vanguard reported sole voting power as to 47,541 shares, sole dispositive power as to 1,553,565 shares and shared dispositive power as to 47,541 shares. Vanguard’s principal business address is 100 Vanguard Blvd., Malvern, PA 19355.
(6)

Includes 430,489 shares of restricted stock, which are subject to forfeiture and generally vest over the next four years. Includes 5,000 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan.

(7)

Includes 137,338 shares of restricted stock, which are subject to forfeiture and generally vest over the next four years. Includes 15,000 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan. Includes 5,900 shares owned subject to bank pledges.

(8)	Includes 130,618 shares of restricted stock, which are subject to forfeiture and generally vest over the next four years.
(9)	Includes 92,292 shares of restricted stock, which are subject to forfeiture and generally vest over the next four years.
(10)	Includes 48,502 shares of restricted stock, which are subject to forfeiture and generally vest over the next four years.
(11)

Mr. Tyner resigned effective September 30, 2015.  Includes 48,894 shares of restricted stock, which are subject to forfeiture in connection with a non-competition agreement, and generally vest over the next two years.

(12)	Includes 18,332 shares of restricted stock, which are subject to forfeiture and generally vest over the next three years.
(13)	Includes 27,333 shares of restricted stock, which are subject to forfeiture and generally vest over the next three years.
(14)	Includes 37,082 shares of restricted stock, which are subject to forfeiture and generally vest over the next three years. Includes 284,483 shares owned subject to bank pledges.
(15)

Includes an aggregate of 1,235,504 restricted shares, which are subject to forfeiture and remain subject to vesting, and an aggregate of 20,000 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information regarding shares of our common stock authorized for issuance under our equity compensation plans as of December 31, 2015:

0

Number of
Securities
		Weighted	Remaining
		Average Exercise	Available for
	Number of Securities	Price of	Future Issuance
	to be Issued Upon Exercise	Outstanding	Under Equity
Plan Category	of Outstanding Options	Options	Compensation Plans

Equity compensation plans approved by stockholders(1)	175,000	$26.29	2,095,334
Equity compensation plans not approved by stockholders	-	-	-
Total	175,000	$26.29	2,095,334

(1)	Consists of the Basic Energy Services, Inc. Sixth Amended and Restated 2003 Incentive Plan as amended effective May 21, 2015~~.~~

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis addresses compensation with respect to our named executive officers, including the actions and decisions of the Compensation Committee of our Board of Directors, which oversees our compensation policies and sets or recommends executive officer compensation, with respect to 2015 related compensation. Our 2015 named executive officers (NEOs) are as listed below:

Name	Principal Position

T. M. “Roe” Patterson	President and Chief Executive Officer
Alan Krenek	Senior Vice President and Chief Financial Officer, Treasurer and Secretary
James F. Newman	Senior Vice President, Region Operations
William T. Dame	Vice President, Pumping Services Division
Brett J. Taylor	Vice President, Manufacturing and Equipment
James E. Tyner	Vice President, Human Resources (Retired)

Executive Summary

We compete in a cyclical and complex industry where competition for the quality of leadership and executive talent needed to succeed is intense. The Company’s executive officers and the Compensation Committee remain focused on maintaining an executive compensation program that attracts and retains the executives we believe can execute our strategy while providing the right balance of incentives to produce strategic and financial results and create shareholder value. During 2015, the Company has focused on reducing costs and has taken steps to preserve liquidity to remain competitive and withstand the current energy industry downturn.  This strategy will enable us to emerge from this downturn stronger and better positioned to succeed and grow shareholder value. We remain focused on ensuring alignment with shareholder interests.

The Company's incentive compensation programs are instrumental in driving desired outcomes that are critical to weathering this downturn and positioning the Company for future success. However, low commodity prices and challenging industry conditions have contributed to significant declines in shareholder value during the year. This decline and overall market conditions are reflected in the reduced value of outstanding equity incentive awards held by our named executive officers and aligned with zero payouts on our bonus program - demonstrating strong evidence that our compensation program balances both short and long-term performance in order to promote alignment with our shareholders. In a very challenged market, we deem it is important for us to continue providing a competitive compensation package and incentivizing management to work on making the Company better, more financially sound and more competitive for the future.

2015 Shareholder Engagement & Say-On-Pay.  The Company regularly meets with our shareholders to discuss business topics, seek feedback on our performance, and address other matters. Each year, we also consider the result of the “say on pay” vote cast by our shareholders as we evaluate our executive compensation program. In 2015, we received a disappointing level of support ― well below the shareholder approval rate the Board expects. As a result, we took a close look at the design of our program. We made a several fundamental changes for 2015 and will continue to make adjustments as the program continues to evolve.

The following table summarizes the changes and timing:

Element		Effective in 2015		Effective in 2016
Long-Term Incentive Plan	.	Performance-based Phantom Stock Awards (called PB Phantom Shares) replaced performance-based restricted stock awards	.	The performance measurement period to determine the number of PB Phantom Shares earned was lengthened from one year to two years
.

The target number of PB Phantom Shares granted in March 2015 were determined using the average closing sales price of our common stock during the last 20 trading days in fiscal 2014 instead of the closing sale price of our common stock on the last trading day of the year

The Compensation Committee has determined that target number of PB Phantom Shares granted in future periods would be determined by using an average closing sales price of our common stock during the last 20 trading days prior to the grant date

However, for 2016, the number of PB Phantom Shares and time-based restricted stock awards were held the same as the award numbers issued in 2015, which reflected an aggregate 61% target award reduction for participants compared to 2014 award numbers.

	.	PB Phantom Shares and time-based restricted stock both vest in one-third increments over three years (one-third on each anniversary of the grant date)	.

PB Phantom Shares vest in one-half increments over two years, after being earned following a two-year performance period (vs. a one-year performance period in 2015 awards).  Time-based restricted stock vest in one-third increments over three years (one-third on each anniversary of the grant date)

			.	The cash amount payable under PB Phantom Shares was capped at $8.00 per PB Phantom Share
Compensation Governance			.

All of our Section 16 named executive officers are expected to have equity ownership in the Company in the range of one to three times their annualized base salary within five years of becoming subject to the stock ownership guidelines.

Best Compensation Practices & Policies. We believe the following practices and policies promote sound compensation programs and governance by our executives and are in the best interests of our shareholders:

What We Do
Heavy emphasis on variable compensation
Total compensation targeted at the median of our peer group
50% of annual long-term incentives vest upon performance relative to peers
Stock ownership guidelines
“Double-trigger” termination payments upon a change of control
Clawback policy
Independent compensation consultant engaged by the Compensation Committee
Annual risk assessments
Anti-hedging policy
What We Don’t Do
Provide automatic salary increases (During 2015, salaries decreased for all of our NEOs (other than Mr. Tyner) due to general reductions for employees.)
Guarantee bonuses
Provide any significant perquisites
Pay dividend equivalents prior to vesting of performance awards (and never on unearned portion of awards)

We have not issued any stock option awards since 2007, do not have any plans to issue stock options, and do not plan to reprice any stock options (outstanding options will terminate in 2017).

2015 Compensation Actions.  In response to the industry downturn and to help manage expenses, as well as better align the program with competitive practices, the Compensation Committee took the following compensation actions in 2015:

Program Element		2015 Actions
Base Salaries	.	NEOs’ base salaries decreased ranging from 8.0%-10%
Annual Cash Bonus Plan	.	Annual cash bonus awards were not paid to NEOs for the 2015 performance year.
Long-Term Incentive Plan	.	Performance Based Phantom Shares earned and vested at 66.7% of target, based on our one-year TSR ranking as compared to our Peer Group.

In addition to the adjustments listed above, during 2015 the Compensation Committee also approved a one-time special grant of 100,000 shares of time-based restricted stock to Mr.  Patterson. This grant was made in recognition of three considerations: (1) his continued leadership through the industry downturn; (2) the absence of any adjustment to his equity compensation during 2014 upon transitioning into greater responsibilities as CEO; and lastly, (3) a determination by the Compensation Committee that his base salary was below peer group norms.

Other Factors Affecting Base Compensation.  In September 2015, the Company implemented a Furlough Policy which allowed exempt employees to request and take a day without pay. In 2015, our NEOs voluntarily took 19 days off without pay,  which further reduced their annual compensation.

CEO Compensation At-A-Glance

The Summary Compensation Table (SCT) on page 28 provides annual compensation data in accordance with SEC requirements. This uniform format is helpful for cross-company comparisons. However, the SEC-mandated format does not fully represent all of the annual compensation decisions made by the Compensation Committee because amounts reported in the Summary Compensation Table include the estimated values of long-term incentive awards and other compensation elements outside of the Compensation Committee’s annual compensation decisions at the time of grant. This means that these reported values are often significantly different than the actual values.

The following chart compares amounts, as adjusted for timing differences, represented in the 2015 SCT, as adjusted for timing differences between compensation earned and payment received, for the CEO, as compared to 2015 target total direct compensation (TDC) and 2015 actual compensation, which are defined as follows:

•

2015 Target TDC – represents total target compensation opportunity (approximating the median of the peer group), which includes annual base salary, target annual cash bonus and the value of target long-term incentives granted in March of 2015 using the average closing sales price of our common stock during the last 20 trading days in fiscal 2014.

•

2015 Actual Compensation – represents actual base salary earned, actual bonus paid for 2015 performance and the value of long-term incentives based on the stock price at the end of 2015, as well as the PB Phantom Shares actually earned and vested based on 2015 performance.

The table below demonstrates the significant alignment of our CEO Actual Compensation with our stock price performance, and thus our investors’ interests.

2015 CEO Target TDC vs. SCT vs. Actual
Total: $3.80M
PB Phantom Shares
$1,000,000
Variable
83%
Time-Based RS
$1,600,000
Annual Cash Bonus
$567,000
Fixed
17%
Base Salary
$630,000
Total: $2.85M
PB Phantom Shares
$642,527
Variable
78%
Time-Based RS
$1,578,311
Annual Cash Bonus
$0
Fixed
22%
Base Salary
$630,000
Total: $1.63M
PB Phantom Shares
$279,996
Variable
59%
Time-Based RS
$687,785
Annual Cash Bonus
$0
Fixed
41%
Base Salary
$665,000
Target TDC
SCT
2015 Actual

What Guides Our Program

Our Compensation Philosophy & Objectives.  Our compensation philosophy is driven by the following guiding principles that reinforce the critical connections between business performance, shareholder value creation and senior leadership:

•

Compensation for performance: At least 60% of our executive’s total compensation is variable and contingent upon the attainment of certain specific and measurable annual- and long-term business performance objectives. More than 40% is at risk based on the Long Term Incentive Compensation (LTIC) plan.

•

Shareholder alignment: Executives are compensated through compensation elements (base salaries, annual- and long-term incentives) designed to create long-term value for our shareholders, as well as foster a culture of ownership.

•

Competitiveness: Target compensation is set at a level that is competitive with that being offered to individuals holding similar positions at other oil and gas companies with which we compete for business and talent.

•	Attraction and retention: The executive compensation program enables the Company to retain superior executive talent, as well as attract additional top-tier leadership.

The Principle Elements of Compensation: Total Direct Compensation.  Our compensation philosophy is supported by the following principal elements in our executive compensation program:

Element	Form	Purpose
Base Salary	Cash (Fixed)	Provides a competitive rate relative to similar positions at the market median. This enables the Company to attract and retain critical executive talent
Annual Cash Bonus Plan	Cash (Variable)	Provides motivation toward, and reward the achievement of, annual financial and strategic goals that drive long-term shareholder value
Quarterly Incentive Bonus Plan*	Cash (Variable)

Ties the compensation of eligible executives in specific areas, regions and divisions directly to the achievement of financial return on assets employed, revenue growth and safety goals within their particular operations

Long-Term Incentives	Equity (Variable)	Provides incentives to execute on longer-term financial/strategic growth goals that drive shareholder value creation and support the Company’s retention strategy

*The CEO, CFO, and Senior Vice President, Region Operations do not participate in this plan. Any bonus amounts awarded under this plan to the other NEOs are deducted from any bonus amounts received under the Annual Cash Bonus Plan.

Compensation Mix.  A majority of NEO target TDC, including annual cash bonus and long-term incentives, is variable, at approximately 85% for our CEO, and approximately of 71% for our other NEOs.  The following charts illustrate the target TDC which includes base salary, target bonus and target long-term incentives of our CEO and our other NEOs for 2015:

Our Decision Making Process. The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee is comprised of independent, non-employee members of our Board of Directors (the “Board”). The Compensation Committee works closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in the Compensation Committee’s charter.

The Role of the Compensation Committee. The Compensation Committee reviews all compensation and awards to the NEOs.  The Compensation Committee on its own, based on input from the Nominating and Corporate Governance Committee, the Chairman of the Board and discussions with other persons and advisors as it deems appropriate, reviews the performance and compensation of the CEO and approves his level of compensation.  For the other NEOs, the Compensation Committee receives recommendations from the CEO.  These recommendations are generally approved with minor adjustments.  The Compensation Committee reviews and approves equity-based awards, generally based on recommendations from the CEO, pursuant to its authority under the Compensation Committee Charter and the Company’s 2003 Amended and Restated Incentive Plan.

The Role of Management. The CEO does not participate in the Compensation Committee’s determination of his own compensation. However, he makes recommendations to the Compensation Committee for each of the other NEOs.  The CEO bases these recommendations on his assessment of each executive’s personal performance, as well as the achievement of the overall Company goals for the fiscal year. The Committee reviews the CEO’s recommendations, makes adjustments as it determines appropriate, and approves compensation at its sole discretion.

The Role of the Independent Consultant.  The Compensation Committee regularly reviews the services provided by its outside consultants Pearl Meyer & Partners, LLC (“Pearl Meyer”) and believes that Pearl Meyer is independent in providing executive compensation consulting services to the Company.  In making this determination, the Compensation Committee took into account the following matters during fiscal 2015:

•

Pearl Meyer did not provide any services to the Company or management other than services requested by or with the approval of the Compensation Committee, and its services were limited to executive compensation consulting. Specifically, Pearl Meyer does not provide, directly or indirectly through affiliates, any non-executive compensation services, including pension consulting or human resource outsourcing;

•	The fees paid by the Company to Pearl Meyer were less than 1% of Pearl Meyer’s total revenue;
•	Pearl Meyer maintains a conflicts policy with specific policies and procedures designed to ensure independence;
•	None of the Pearl Meyer consultants working on compensation matters for the Company had any business or personal relationship with any members of the Compensation Committee;
•	None of the Pearl Meyer consultants had any business or personal relationship with any executive officer of the Company; and
•	None of the Pearl Meyer consultants working on compensation matters for the Company directly owns any common stock of the Company.

The Compensation Committee continues to monitor the independence of Pearl Meyer on a periodic basis.

The Role of Benchmarking.  It is the Compensation Committee’s goal to provide the NEOs with a total compensation package that is both competitive and reflective of the performance achieved by the Company compared to the performance achieved by the Company’s peers, the annual financial plan and safety targets. The Compensation Committee has determined a competitive level of compensation for NEO based on information drawn from a variety of sources, including compensation surveys and proxy statements of other companies.

The Compensation Committee strives to set total compensation for each NEO at the median of the total compensation package of officers in similar positions at companies in the peer group, while generally weighting a higher percentage of total compensation toward long-term incentive awards with time-based vesting features. Actual total compensation amounts could be above or below the median, depending on how the Company performs compared to the peers, the annual financial plan and safety targets during the relevant year, through the use of salary, performance-based restricted stock awards and performance-based cash bonus awards.

For 2015, in conjunction with the recommendation of Pearl Meyer, the Compensation Committee selected the companies listed below to be included in our peer group.

2015 Compensation Peer Group
Ticker	Peer Company Name	TTM Sales* ($ MM)	Market Cap** ($ MM)
CJES	C&J Energy Services Ltd.	$1,835.9	$1,573.9
FET	Forum Energy Technologies, Inc.	$1,540.0	$1,826.2
HLX	Helix Energy Solutions Group, Inc.	$903.7	$1,337.7
HP	Helmerich & Payne, Inc.	$3,588.6	$7,581.0
HERO	Hercules Offshore, Inc.	$602.4	$38.4
KEG	Key Energy Services Inc.	$1,185.9	$280.7
NR	Newpark Resources, Inc.	$975.2	$683.8
OIS	Oil States International, Inc.	$1,561.4	$1,920.8
PTEN	Patterson-UTI Energy, Inc.	$2,877.3	$2,755.4
PES	Pioneer Energy Services Corp.	$885.2	$407.3
RES	RPC, Inc.	$1,956.7	$3,002.1
SPN	Superior Energy Services, Inc.	$4,015.7	$3,165.5
TISI	Team, Inc.	$842.0	$836.8
TESO	Tesco Corporation	$442.6	$424.7
TTI	TETRA Technologies, Inc.	$1,189.6	$508.1
UNT	Unit Corporation	$1,249.1	$1,366.9

	25th Percentile	$899.0	$487.2
	50th Percentile	$1,219.4	$1,352.3
	75th Percentile	$1,866.1	$2,129.4

BAS	Basic Energy Services, Inc.	$1,250.2	$321.9
	Percentile Rank	53%	9%

*TTM (Trailing Twelve Months) up to June 30, 2015
**Market Cap as of June 30, 2015

Note: The summary size statistics, shown above, for sales and market capitalization represent mid-year 2015, which is reflective of the timing of the decision processes. Additionally, while some of the peer companies are no longer independent public companies, we were able to use their 2014 filings and associated compensation amount as part of the assessment process.

 During February and March 2015, the Compensation Committee utilized the Company’s peer group compensation data, as well as a compensation review by Pearl Meyer in establishing 2015 base salaries, the range for potential cash incentive bonuses, and aggregate long-term incentive plan payouts and equity awards. The Compensation Committee continued to weight compensation generally toward long-term incentives, particularly with respect to the CEO position, through the long-term incentive program which, as described, consists of restricted stock awards based upon Company and individual performance and Performance Based (PB) incentive awards that pay out based upon relative Total Shareholder Return (TSR) performance.

The 2015 Executive Program in Detail

Base Salary.  The Compensation Committee reviews and approves base salary levels in the first quarter of each year. The following decisions reflect the Compensation Committee's consideration of external market practices, published survey data and other factors including the individual's role and performance and are intended to more closely align compensation with peer and market-competitive levels.

In February 2015, the Compensation Committee, based on discussions with its compensation consultant and management, approved base salary decreases for all of the NEOs as listed below.  The decreases in NEO base salaries reflected industry-wide cost cutting measures as well as alignment of our executives’ compensation with other employee salary decreases.

NEO	2014 Base Salary	2015 Base Salary	% Decrease
T.M. “Roe” Patterson	$700,000	$630,000	-10%
Alan Krenek	$415,000	$381,800	-8%
James F. Newman	$415,000	$381,800	-8%
William T. Dame	$340,000	$312,800	-8%
Brett J. Taylor	$285,000	$262,200	-8%
James E. Tyner	$310,000	$285,200	-8%

Annual Cash Bonuses.  The NEOs are eligible to participate in an annual incentive compensation plan. Target annual incentive opportunities are expressed as a percentage of base salary. Target and maximum award opportunities were established by the Compensation Committee based on the NEO’s level of responsibilities and ability to impact our overall results, as well as consideration of benchmarking data. Actual payouts can range from 0% to the maximum award opportunity (listed below):

NEO	Target Award Opportunity	Maximum Award Opportunity
	(as a % of Base Salary)	(as a % of Base Salary)
T.M. “Roe” Patterson	90%	180%
Alan Krenek	75%	150%
James F. Newman	75%	150%
William T. Dame	75%	150%
Brett J. Taylor	50%	100%
James E. Tyner	50%	100%

The Compensation Committee annually establishes a set of performance metrics, which drive the annual cash bonus awards for the NEOs. These pre-determined performance metrics are chosen to ensure our NEOs are focused on profitable growth and safety ― both critical in our industry and meaningful to our shareholders. The following table outlines each of the performance metrics and their relative weighting:

•	earnings per share (25%);
•	average return on capital employed versus target projections (20%);
•	safety record (based on total reportable incident rates (TRIR)) (15%);
•	preventable motor vehicle accident rate (PMVAR) (15%);
•	revenue growth (5%); and
•	personal performance based on board discretion (20%).

The principal factor taken into account by the Compensation Committee during 2015 in determining the NEO’s annual cash bonus was performance against the financial goals. The following table outlines the threshold, target and maximum performance levels for 2015 set by the Compensation Committee, as well as the actual results for each of the quantitative goals:

Performance Metric	Threshold	Target	Maximum	Actual
Earnings Per Share (EPS)	$ (2.27)	$ (2.13)	$ (1.00)	$ (4.58)
Return on Capital Employed (ROCE)	-5.92%	-5.21%	0.24%	-18.14%
Safety (TRIR)	2.13	2.08	1.98	1.52
Safety (PMVA)	1.22	1.17	1.11	0.79
Revenue Growth	$1,151,197	$1,189,300	$1,339,831	$810,098

Although TRIR and PMVA results exceeded target, no other metrics were achieved.  As a result, no annual cash bonus awards were paid to NEOs for 2015.

Quarterly Incentive Bonuses.  All employees, with the exception of the Messrs. Patterson, Krenek and Newman, are eligible to receive cash bonuses under our Quarterly Incentive Bonus Plan. For 2015, only Messrs. Dame, Taylor and Tyner were eligible to participate in this plan, which is designed to tie compensation directly to the achievement of financial return on assets employed, revenue growth and safety goals. The following table shows the quarterly bonus awards received by Messrs. Dame, Taylor and Tyner in 2015:

NEO	Q1	Q2	Q3	Q4	Total Bonus
William T. Dame	$ 25,657	$ 16,086	$ -	$ -	$ 41,743
Brett J. Taylor	$ 6,680	$ 4,294	$ -	$ -	$ 10,974
James E. Tyner	$ 7,265	$ 4,670	$ -	$ -	$ 11,935

Long Term Incentive Program.  The NEOs are eligible to receive long-term incentive awards under our stockholder approved 2003 Incentive Plan, as amended. For fiscal 2015, long-term incentives were granted as follows:

For 2015, the Compensation Committee and the Board continued the use of a long-term incentive program consisting of the following equity awards:

Restricted Stock Awards		Performance-Based
(Discretionary Awards)		Phantom Stock Awards
·	Granted in March 2015 and subject to time-based vesting over a three-year period from grant date	·	Determined in March 2015 (target award) and granted as Performance Based Phantom Shares
		·	Earned in 2016 subject to the Company’s TSR ranking during 2015 compared to that of the Total Shareholder Return (TSR) Peer Group;
·	Vest in three equal tranches on the anniversary of the grant date in March 2016, 2017, 2018.	·	Vest in three equal tranches on the anniversary of the grant date in March 2016, 2017, and 2018.

NEO	Target Number of	Shares of
	PB Phantom Shares	Restricted Stock
T.M. “Roe” Patterson	156,636	256,636*
Alan Krenek	56,038	56,038
James F. Newman	56,038	56,038
William T. Dame	39,352	39,352
Brett J. Taylor	21,991	19,000
James E. Tyner	35,879	35,879

* Mr. Patterson’s restricted stock awards included a special issuance of 100,000 restricted shares as described further under “-- 2015 Compensation Actions” above.

A Closer Look at Performance-Based Phantom Stock Awards. Performance-Based Phantom Stock Awards — referred to in this proxy statement as “PB Phantom Shares” — are designed to motivate management to assist the Company in achieving a high level of long-term performance and is intended to link this portion of executive compensation to long-term stockholder value. The Compensation Committee generally attempts to provide the Company’s NEOs with a total compensation package that is competitive and reflective of the performance achieved by the Company compared to its peers, as well as weighted toward long-term equity awards.

How Earned PB Phantom Shares Become Vested. For awards for performance year 2015, the PB Peer Group consisted of each of the following companies: (1) C&J Energy Services Ltd.; (2) Forbes Energy Services Ltd.; (3) Hercules Offshore, Inc.; (4) Key Energy Services Inc.; (5) Natural Gas Services Group, Inc.; (6) Oil States International, Inc.; (7) Patterson-UTI Energy, Inc.; (8) Pioneer Energy Services Corp.; (9) Superior Energy Services, Inc.; (10) Team, Inc.; (11) Tesco Corp.; (12) Tetra Technologies, Inc.; and (13) Forum Energy Technologies, Inc. The total maximum number of shares for all participants for the 2015 PB Incentive Program awards (150% of target) was 286,518 shares, of which 122,915 were determined in February 2016 to be “earned” shares that remain subject to time-based vesting in equal increments over a three-year period from the original grant date, however Hercules Offshore, Inc. declared bankruptcy and was not included in the percentage applied to target test.

LTIP Payout Grids – Percentage of Equity Compensation

that may be Retained Based on Relative Total Stockholder Return

FES	KEG	CJES	PES	BAS	TESO	OIS	FET	SPN	TISI	PTEN	NGS	TTI
-77.65%	-68.20%	-63.28%	-56.69%	-56.11%	-43.49%	-38.86%	-37.20%	-28.99%	-13.68%	-7.03%	-5.31%	34.55%

Once earned, PB Phantom Shares will vest in one-third increments (i.e., for awards issued in March 2015, vesting on March 15, 2016, 2017 and 2018). Each PB Phantom Share represents the right to receive:

•	a cash payment equal to the fair market value of one share of Basic’s common stock on the vesting date;
•	one share of Basic common stock; or
•	a combination thereof, in each case as determined by the Compensation Committee.

All unvested PB Phantom Shares will be forfeited by the NEO: (a) if the NEO’s employment is terminated by for “Cause” before the PB Phantom Shares are vested or (b) if the NEO terminates his employment before the PB Phantom Shares are vested for any reason other than (i) “Good Reason” or (ii) the death or “Disability” or “Retirement” of the NEO, as such terms are defined in the award agreement. The NEO will vest in all rights to the PB Phantom Shares on the earliest of (i) the dates set forth above; (ii) termination by Basic without Cause; (iii) the death or Disability of the grantee; (iv) Termination for Good Reason; or (v) Retirement.

In the event that Basic declares and pays any dividends in respect of its outstanding shares of Basic common stock at any time during the applicable restricted period in which a NEO holds unvested PB Phantom Shares, the NEO will receive an additional cash payment for dividend equivalents (the “Dividend Equivalents”). Dividend Equivalents will be equal in value to the value of all dividends made by Basic with respect to a number of shares of common stock equal to the number of PB Phantom Shares that have become vested in accordance with the terms of the award agreement; provided, however, that no interest will be payable with respect to such Dividend Equivalents for the period of time beginning on the date a dividend with respect to Basic common stock is paid to Basic’s shareholders and ending on the date the Dividend Equivalents are paid to the grantee pursuant to the award agreement.

For PB Phantom Shares granted in March 2016, the performance measurement period was increased from one year to two years, and the amount of cash payable per PB Phantom Share at vesting was capped at $8.00 per PB Phantom Share.

Other Practices, Policies and Guidelines

Stock Ownership Guidelines. The Board of Directors has adopted stock ownership guidelines that apply to certain executive officers (SEC Section 16 officers) which are referenced in our Stock Ownership Guidelines policy. This policy is posted on our website, www.basicenergyservices.com, under the “Investor Relations” tab.

Executives are expected to hold Company stock including unvested restricted stock or restricted stock units. Compliance with the stock ownership guidelines by the Officers is reviewed each year by the Compensation Committee of the Board.  Executives subject to the Executive Stock Guidelines have their individual guideline established based on their annual base salary at the time they become subject to the Guidelines and the average closing common stock price for the prior 365-day period. Once established, an executive’s guideline generally does not change as a result of changes in his or her annual base salary or fluctuations in the common stock price.

Officers are required to achieve their Stock Ownership Guideline within five years from entrance into the plan. In the event an officer is promoted to a position with a higher stock holding requirement (including from Vice President to Senior Vice President, or from Senior Vice President to CEO), the officer must comply with the increased stock ownership requirements for such new position within five years from the effective date of such promotion.  Guidelines are established for each level as follows:

Executive Officer Share Ownership Guidelines

Officer Level	Base Compensation Multiple
CEO	3.00 x Base Annual Salary
Senior Vice President	2.00 x Base Annual Salary
Vice President	1.00 x Base Annual Salary

The Company does not have specific equity or other security ownership requirements or guidelines for employees other than officers. However, management level employees are encouraged to take an ownership stake in the Company and are specifically compensated with equity compensation.

Clawback Policy. The Compensation Committee has adopted Basic Energy Services’ existing Clawback policy dated March 12, 2013, which is incorporated into our annual incentive plan and in the Company’s 2003 Amended and Restated Incentive Plan, for retroactively adjusting past performance compensation in the event of a restatement of prior period financial results.  This policy, which applies to the fullest extent required or permitted by applicable law (including the rules of the NYSE, conforms with certain proposed guidelines from the SEC according to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Anti-Hedging Policy. Pursuant to our Corporate Governance Guidelines and an anti-hedging policy adopted by our Board of Directors, executive officers and directors are specifically prohibited from engaging in any transaction that would have the effect of hedging the economic risk of ownership of their Company stock.  In addition, any trading in Company stock by directors and executive officers is subject to the additional restrictions set forth in our March 8, 2012, Insider Trading Policy.

   Retirement and Deferred Compensation Benefits. All of the NEOs participate in or are eligible to participate in the Basic Energy Services 401(k) Plan and Basic Energy Services Executive Deferred Compensation Plan, which are both offered to eligible employees across the Company.

Other Benefits and Perquisites. The NEOs are covered under the same health benefit program we offer to our other employees. The Company provides various forms of insurance coverage and limited perquisites to our NEOs. Perquisites may include vehicle allowances, club memberships and long-term disability insurance. During 2015, those perquisites were provided to NEOs based on individual employment agreements. Each category of perquisites and amounts are set forth in the footnotes to the Summary Compensation Table below under “Executive Compensation Matters.”

Risk Management and Safety. The Compensation Committee also carefully considers the relationship between risk and our overall compensation policies, programs and practices for executive officers and other employees. The Compensation Committee continually monitors the Company’s general compensation practices, specifically the design, administration and assessment of our incentive plans, to identify any components, measurement factors or potential outcomes that might create an incentive for excessive risk-taking detrimental to the Company. The Compensation Committee has determined that the Company’s compensation plans and policies do not encourage excessive risk-taking.

The Company is also committed to enhancing the safety of its operations.  Safety has been, and remains, a key component of annual incentive compensation for our NEOs, executive officers and other employees.

Section 162(m). The 2003 Incentive Plan permits the payment of qualified performance-based compensation within the meaning of Section 162(m) of the Code, which generally limits the deduction that the Company may take for compensation paid in excess of $1,000,000 to certain of the Company’s “covered officers” in any one calendar year unless the compensation is “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. Prior stockholder approval of the 2003 Incentive Plan (assuming no further material modifications of the plan) will satisfy the stockholder approval requirements of Section 162(m) for the transition period beginning with the Company’s initial public offering in December 2005 and ending not later than the Company’s Annual Meeting of Stockholders in 2023. While the Compensation Committee reserves the right to grant ad hoc or special awards at any time that are subject to the limits of deductibility, as noted above certain performance-based awards under the 2003 Incentive Plan (both time-based awards and awards under the 2015 PB Incentive Program) are also not administered consistent with the requirements of 162(m) for performance-based compensation.

Compensation of Directors. The Compensation Committee is also responsible for determining the annual retainer, meeting fees, stock options and other benefits for members of the Board of Directors. The Compensation Committee’s objective with respect to director compensation is to provide compensation incentives that attract and retain individuals of outstanding ability.

Directors who are Company employees do not receive a retainer or fees for service on the board or any committees. The Company pays non-employee members of the board for their service as directors. Directors who are not employees received in 2015:

Annual director fee:	$31,500; for 2015, our Chairman received an additional $27,000
Committee Chairmen annual fees:
Audit Committee	$13,500
Compensation Committee	$9,000
Nominating and Corporate Governance Committee	$9,000
Meeting fees:	$1,800 per Board or Committee meeting attended, whether in person or telephonic.
Equity-based compensation:
Upon election

37,500 restricted shares of the Company’s common stock at the market price on the date of grant that vest ratably over three years. This policy remains subject to change whenever applicable for future directors based on the stock price at such time.

Annual awards

In March 2015,  Messrs. Chiles, D’Agostino, Fulton, Garza, Johnson, Moore, Huseman and Webster  were granted 10,000 shares of restricted stock that vest ratably in three equal increments on March 15, 2016, 2017 and 2018. Our Chairman was granted an additional 5,000 shares of restricted stock that vest ratably over the same period as the standard non-employee director award.

Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board or committees and for other reasonable expenses related to the performance of their duties as directors. Director compensation in effect for 2015 was based in part on a review and recommendations by Pearl Meyer.

For the 2016 fiscal year, the Compensation Committee and the Board approved a dollar value-based approach to share compensation for director restricted stock awards to be issued in March 2017, rather than the historical approach of awarding a fixed number of shares, in part to reduce the impact of the Company’s stock price volatility on overall director compensation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report of the Compensation Committee shall not be deemed “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act.

William E. Chiles, Chairman
James S. D’Agostino, Jr.
Antonio O. Garza, Jr.

EXECUTIVE COMPENSATION MATTERS

Summary Compensation Table

The following information relates to compensation paid by the Company for fiscal 2015, 2014 and 2013 to the Company’s Chief Executive Officer, its Chief Financial Officer, each of the other three most highly compensated executive officers:

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)	($)(2)	($)(2)	($)(3)	($)	($)(4)	($)

T.M. “Roe” Patterson	2015	$665,000	$-	$2,541,622	$-	$-	$-	$11,800	$3,218,422
President and Chief	2014	$700,000	$-	$4,460,594	$-	$1,114,190	$-	$11,600	$6,286,384
Executive Officer	2013	$526,354	$-	$1,289,096	$-	$217,681	$-	$11,400	$2,044,531
Alan Krenek	2015	$401,592	$-	$689,268	$-	$-	$-	$11,800	$1,102,660
Senior Vice President,	2014	$415,000	$-	$1,472,218	$-	$548,298	$-	$11,600	$2,447,116
Chief Financial Officer,	2013	$396,354	$-	$921,251	$-	$141,000	$-	$11,400	$1,470,005
Treasurer and Secretary
James F. Newman	2015	$401,592	$-	$689,268	$-	$-	$-	$11,800	$1,102,660
Senior Vice President,	2014	$415,000	$-	$1,548,431	$-	$548,298	$-	$12,496	$2,524,225
Region Operations	2013	$369,846	$-	$537,746	$-	$132,164	$-	$12,957	$1,052,713
William T. Dame	2015	$329,015	$-	$484,030	$-	$41,743	$-	$11,800	$866,588
Vice President,	2014	$340,000	$-	$1,038,111	$-	$449,208	$-	$14,304	$1,841,623
Pumping Services	2013	$292,892	$-	$459,418	$-	$104,000	$-	$10,605	$866,915
Brett J. Taylor	2015	$275,792	$-	$252,095	$-	$10,974	$-	$11,659	$550,520
Vice President,	2014	$285,000	$-	$226,531	$-	$291,805	$-	$11,788	$815,124
Manufacturing and Equipment	2013	$264,808	$	$109,413	$-	$169,912	$-	$12,277	$556,410
James E. Tyner	2015	$226,773	$-	$441,312	$-	$11,935	$-	$474,040	$1,154,060
Former Vice President,	2014	$310,000	$-	$926,441	$-	$275,125	$-	$11,600	$1,523,166
Human Resources	2013	$285,585	$-	$469,385	$-	$83,000	$-	$11,904	$849,874

_______________

(1)	Under the terms of their employment agreements, Messrs. Patterson, Krenek, Newman, Dame ~~and Tyner~~ are entitled to the compensation described under “Employment Agreements” below.
(2)

This column represents the total grant date fair value of restricted stock awards and phantom stock awards granted to each of the applicable named executive officers. The fair value of restricted stock awards and phantom stock awards was calculated based upon the closing market price of the Company’s common stock on the grant date. The actual value that an executive officer will realize upon vesting of restricted stock awards will depend on the market price of the Company’s stock on the vesting date, so there is no assurance that the value realized by an executive officer will be at or near the value of the market price of the Company’s stock on the grant date. There were no option awards granted in 2015, 2014 or 2013.

(3)

Reflects aggregate bonus payments made utilizing metrics under our annual cash bonus incentive compensation plan and division-level Quarterly Incentive Bonus Plan. None of the named executive officers received any annual cash bonus payments under our annual cash bonus incentive compensation plan for 2015.  In 2014, Messrs. Patterson, Krenek and Newman did not participate in the Quarterly Incentive Bonus Plan and received only an annual cash bonus for 2014 performance that was paid in early 2015. In 2013, Messrs. Patterson and Krenek did not participate in the Quarterly Incentive Bonus Plan and received only an annual cash bonus for 2013 performance that was paid in early 2014. In 2013, Mr. Newman participated in the Quarterly Incentive Bonus Plan (until his appointment to Senior Vice President, Regional Operations) and received an annual cash bonus for 2013 performance that was paid in early 2014. Mr. Newman’s total cash bonus for 2013 paid in 2013 reflected a proportional payment under the Quarterly Incentive Bonus Plan as well as an annual cash bonus for 2013 performance. Messrs. ~~Dame, Taylor,~~ and Tyner each participated in the Quarterly Incentive Bonus Plan in 2015, 2014 and 2013, and received an annual cash bonus for 2014 and 2013 performance that was paid in early 2015 and 2014, respectively. In addition to participating in the Quarterly Incentive Bonus Plan, Mr. Tyner received a cash bonus during 2015 based on his employment agreement.

(4)

Includes employer contributions to Executive Deferred Compensation Plan as follows for 2015, 2014 and 2013, respectively: for Mr. Patterson, $10,600, $10,400 and $10,200; for Mr. Krenek, $10,600, $10,400 and $10,200; for Mr. Newman, $10,600, $10,400 and $11,757; for Mr. Dame, $10,600, $10,400 and $9,405; for Mr. Taylor, $10,459, $10,588 and $11,077,  and for Mr. Tyner, $9,991, $11,600 and $11,904. Includes vehicle allowance of $735 for 2013 for Mr. Patterson, $896 for 2014 and $8,834 for Mr. Newman and $2,704 for 2014 and $16,686 for 2013 for Mr. Dame. Includes a  cell phone allowance of $1,200 per year for each NEO for each year 2015, 2014 and 2013, and prorated for Mr. Tyner for 2015 to $900. For 2015, all other compensation for Mr. Tyner also includes payments made in connection with his retirement for severance-related payments of $463,149.  For additional information related to Mr. Tyner’s retirement-based compensation, see the table below under “Potential Payments upon Termination or Change in Control -- Post-employment Payments at September 30, 2015 – James E. Tyner.”

29

Grants of Plan-Based Awards

The following table sets forth information concerning grants of awards to each of our named executive officers under our 2003 Incentive Plan during fiscal 2015.

Grants of Plan-Based Awards — 2015

)

								All Other
		Estimated Future Payouts			Estimated Future Payouts			Stock	All Other
		Under Non-Equity Incentive			Under Equity Incentive			Awards:	Option Awards:
		Plan Awards			Plan Awards			Number of	Number of	Exercise or
								Shares of	Securities	Base Price	Grant Date
								Stock or	Underlying	of Option	Fair Value
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	of Stock and
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Option Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

T.M. “Roe” Patterson	03/18/15 (1)	$-	$-	$-	-	256,636	-	-	-	$-	$1,578,311
	03/18/15 (2)	$-	$-	$-	-	156,636	234,954	-	-	$-	$963,311
Alan Krenek	03/18/15 (1)	$-	$-	$-	-	56,038	-	-	-	$-	$344,634
	03/18/15 (2)	$-	$-	$-	-	56,038	84,057	-	-	$-	$344,634
James F. Newman	03/18/15 (1)	$-	$-	$-	-	56,038	-	-	-	$-	$344,634
	03/18/15 (2)	$-	$-	$-	-	56,038	84,057	-	-	$-	$344,634
William T. Dame	03/18/15 (1)	$-	$-	$-	-	39,352	-	-	-	$-	$242,015
	03/18/15 (2)	$-	$-	$-	-	39,352	59,028	-	-	$-	$242,015
Brett J. Taylor	03/18/15 (1)	$-	$-	$-	-	19,000	-	-	-	$-	$116,850
	03/18/15 (2)	$-	$-	$-	-	21,991	32,987	-	-	$-	$135,245
James E. Tyner	03/18/15 (1)	$-	$	$-		35,879	-	-	-	$-	$220,656
	03/18/15 (2)	$-	$-	$-	-	35,879	53,819	-	-	$-	$220,656

______________

(1)

Shares of restricted stock were granted by our Compensation Committee to certain of our employees, including our named executive officers, on March 18, 2015. The shares of restricted stock vest over a three-year period from the grant date in one-third increments on each of March 15, 2016, 2017 and 2018. The shares of restricted stock were granted pursuant to our 2003 Incentive Plan.

(2)

Shares of performance based phantom stock were granted by our Compensation Committee to certain of our employees, including our named executive officers, on March 18, 2015. The shares of phantom stock vest over a three-year period from the grant date in one-third increments on each of March 15, 2016, 2017 and 2018. The shares of phantom stock were granted pursuant to our 2003 Incentive Plan.

Employment Agreements

Pursuant to our employment agreement, effective May 2013, with T.M. “Roe” Patterson, our President and Chief Executive Officer, Mr. Patterson’s initial annual base salary was set at $650,000 and is subject to adjustment at least annually. Mr. Patterson is entitled to an annual performance bonus if certain performance criteria are met. In addition, Mr. Patterson is eligible from time to time to receive grants of stock options and other long-term equity incentive compensation under our equity compensation plan. If Mr. Patterson’s employment were to be terminated for certain reasons, he would be entitled to a lump sum severance payment equal to two times the sum of his annual base salary plus his current annual incentive target bonus for the full year in which the termination of employment occurred. Additionally, if Mr. Patterson’s employment were to be terminated for certain reasons within the six months preceding or the twelve months following a change in control of our company, he would be entitled to a lump sum severance payment equal to three times the sum of his annual base salary plus the higher of (i) his current annual incentive target bonus for the full year in which the termination of employment occurred or (ii) the highest annual incentive bonus received by him for any of the last three fiscal years. Mr. Patterson’s employment agreement renews automatically each January 1 for a one-year period unless notice of termination is properly given by us or Mr. Patterson. In the event that Mr. Patterson’s employment agreement is not renewed by us for any reason other than cause and a new employment agreement has not been entered into prior to the expiration of the then-current term, Mr. Patterson will be entitled to the same severance benefits described above.

We have also entered into an employment agreement with Alan Krenek, effective December 2006, our Senior Vice President, Chief Financial Officer, Treasurer and Secretary. James F. Newman, our Senior Vice President — Region Operations and William T. Dame, our Vice President — Pumping Services, effective November 2013. Pursuant to their agreements, Messrs. Krenek, Newman and Dame were given initial annual base salaries of $240,000, $400,000, and $295,000 respectively which are subject to adjustment at least annually. Each of Messrs. Krenek, Newman and Dame is also entitled to an annual performance bonus if certain performance criteria are met. In addition, each of Messrs. Krenek, Newman and Dame is eligible from time to time to receive grants of stock options and other long-term equity incentive compensation under our equity compensation plan. If the employment of any of these officers were to be terminated for certain reasons, he would be entitled to a lump sum severance payment equal to 1.5 times the sum of his annual base salary plus his current annual incentive target bonus for the full year in which the termination of employment occurred. Additionally, if the employment of any of these officers were to be terminated for certain reasons within the six months preceding or the twelve months following a change in control of our company, he would be entitled to a lump sum severance payment equal to two times the sum of his annual base salary plus the higher of (i) his current annual incentive target bonus for the full year in which the termination of employment occurred or (ii) the highest annual incentive bonus received by him for any of the last three fiscal years. Each of these employment agreements renews automatically each January 1 for a one-year period unless notice of termination is properly given by us or the officer. In the event that any of these employment agreements is not renewed by us for any reason other than cause and a new employment agreement has not been entered into prior to the expiration of the then-current term, the officer will be entitled to the same severance benefits described above.

The employment agreements for Messrs. Patterson, Krenek, Newman and Dame also provide for gross up payments to the extent Section 280G of the Internal Revenue Code would apply to such payments as excess “parachute” payments. These provisions have been included in the applicable employment agreements for each of these officers since prior to 2008.

We have also entered into an employment agreement with Brett J. Taylor, our Vice President — Manufacturing and  Equipment. Pursuant to his agreement, Mr. Taylor was entitled to an initial annual base salary of $285,000, which is subject to adjustment at least annually. Mr. Taylor is also entitled to an annual performance bonus if certain performance criteria are met. In addition, Mr. Taylor is eligible from time to time to receive grants of stock options and other long-term equity incentive compensation under our equity incentive plan. If Mr. Taylor’s employment were to be terminated for certain reasons, he would be entitled to a lump sum severance payment equal to 0.75 times the sum of his annual base salary plus his current annual incentive target bonus for the full year in which the termination of employment occurred. Additionally, if Mr. Taylor’s employment were to be terminated for certain reasons within the six months preceding or the twelve months following a change in control of our company, he would be entitled to a lump sum severance payment equal to 1.0 times the sum of his annual base salary plus the higher of (i) his current annual incentive target bonus for the full year in which the termination of employment occurred or (ii) the highest annual incentive bonus received by him for any of the last three fiscal years. Mr. Taylor’s employment agreement renews automatically each January 1 for a one-year period unless notice of termination is properly given by us or Mr. Taylor. In the event that within the six months preceding or the twelve months following a change in control of our company, Mr. Taylor’s employment agreement is not renewed by us for any reason other than cause and a new employment agreement has not been entered into prior to the expiration of the then-current term, Mr. Taylor will be entitled to the change in control severance benefits described above.

Pursuant to our employment agreement with James E. Tyner, our former Vice President — Human Resources, who retired from the Company effective as of September 30, 2015, Mr. Tyner’s initial annual base salary was set at $140,000, and was subject to adjustment at least annually. Mr. Tyner was also entitled to an annual performance bonus if certain performance criteria were met. In addition, Mr. Tyner was eligible from time to time to receive grants of stock options and other long-term equity incentive compensation under our equity incentive plan. If Mr. Tyner’s employment was terminated for certain reasons, including retirement, he is entitled to a lump sum severance payment equal to 0.75 times the sum of his annual base salary plus his current annual incentive target bonus for the full year in which the termination occurred. Additionally, if Mr. Tyner’s employment were to be terminated for certain reasons within the six months preceding or the twelve months following a change in control of our company, he was entitled to a lump sum severance payment equal to 1.0 times the sum of his annual base salary plus the higher of (i) his current annual incentive target bonus for the full year in which the termination of employment occurred or (ii) the highest annual incentive bonus received by him for any of the last three fiscal years. Mr. Tyner’s employment agreement was renewable automatically each January 1 for a one-year period unless notice of termination is properly given by us or Mr. Tyner. In the event that within the six months preceding or the twelve months following a change in control of our company, Mr. Tyner’s employment agreement was not renewed by us for any reason other than cause and a new employment agreement was entered into prior to the expiration of the then-current term, Mr. Tyner is entitled to the change in control severance benefits described above.

As consideration for our entering into the above employment agreements, each of Messrs. Patterson, Krenek, Newman, Dame, Taylor ~~and Tyner~~ has agreed in his employment agreement that, for a period of six months following the termination of his employment by us without cause or by him for good reason, and for a period of two years following the termination of his employment for retirement or any other reason, he will not, among other things, engage in any business competitive with ours, render services to any entity that is competitive with us or solicit business from certain of our customers or potential customers. These non-competition restrictions will not apply in the event that such termination is within twelve months of a change in control of our company. Additionally, each officer has agreed not to solicit any of our employees to terminate, reduce or otherwise adversely affect his or her employment with us for a period of six months following the termination of his employment by us without cause or by him for good reason, and for a period of two years from such officer’s termination of employment for retirement or any other reason.

Our Compensation Committee reviews and discusses periodically with a compensation consultant the salary and wage levels of our officers and employees, including our named executive officers. Original base salaries for 2015 were as follows: Mr. Patterson — $700,000; Mr. Krenek — $415,000; Mr. Newman — $415,000; Mr. Dame — $340,000; Mr. Taylor — $285,000; and Mr. Tyner — $310,000.  In connection with salary and wage reductions for employees throughout the Company that became effective on February 9, 2015, the approved 2015 base salaries for all of the Company’s named executive officers were reduced, effective February 9, 2015. Revised base salaries for 2015 were as follows: Mr. Patterson — $630,000; Mr. Krenek — $381,800; Mr. Newman — $381,800; Mr. Dame — $312,800; Mr. Taylor — $262,200; and Mr. Tyner — $285,200.  In February 2016, our Compensation Committee, based on its discussion with its compensation consultant, left 2016 base salaries equal to 2015 decreased salary amounts for each of our executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised stock options and unvested restricted stock of each of our named executive officers as of December 31, 2015:

Option Awards						Stock Awards

									Equity Incentive
	Number of	Number of	Equity			Number of		Equity Incentive	Plan Awards:
	Securities	Securities	Incentive Plan			Shares		Plan Awards:	Market or Payout
	Underlying	Underlying	Awards: Number of			or Units of	Market Value of	Number of Unearned	Value of Unearned
	Unexercised	Unexercised	Securities Underlying	Option		Stock That	Shares or Units of	Shares, Units or	Shares, Units or
	Options	Options	Unexercised	Exercise	Option	Have Not	Stock That	Other Rights that	Other Rights That
	(#)	(#)	Unearned Options	Price	Expiration	Vested	Have Not Vested	Have Not Vested	Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

T.M. “Roe” Patterson
3/15/2006	15,000	-	-	$26.84	3/15/2016	-	$-	-	$-
3/15/2007	5,000	-	-	$22.66	3/15/2017	-	$-	-	$-
3/08/2012(1)	-	-	-	$-	-	8,333	$22,332	-	$-
3/08/2012(1)	-	-	-	$-	-	1,838	$4,926	-	$-
3/12/2013(2)	-	-	-	$-	-	26,666	$71,465	-	$-
3/12/2013(2)	-	-	-	$-	-	31,676	$84,892	-	$-
3/18/2014(3)	-	-	-	$-	-	81,144	$217,466	-	$-
3/18/2014(3)	-	-	-	$-	-	29,244	$78,374	-	$-
3/18/2015(3)	-	-	-	$-	-	256,636	$687,785	-	$-
3/18/2015(4)	-	-	-	$-	-	156,636	$419,785	-	$-

Alan Krenek
3/15/2006	25,000	-	-	$26.84	3/15/2016	-	$-	-	$-
3/15/2007	15,000	-	-	$22.66	3/15/2017	-	$-	-	$-
3/08/2012(1)	-	-	-	$-	-	5,000	$13,400	-	$-
3/08/2012(1)	-	-	-	$-	-	1,371	$3,674	-	$-
3/12/2013(2)	-	-	-	$-	-	20,000	$53,600	-	$-
3/12/2013(2)	-	-	-	$-	-	21,738	$58,258	-	$-
3/18/2014(3)	-	-	-	$-	-	24,149	$64,719	-	$-
3/18/2014(3)	-	-	-	$-	-	10,462	$28,038	-	$-
3/18/2015(3)	-	-	-	$-	-	56,038	$150,182	-	$-
3/18/2015(4)	-	-	-	$-	-	56,038	$150,182	-	$-

James F. Newman
3/08/2012(1)	-	-	-	$-	-	3,333	$8,932	-	$-
3/08/2012(1)	-	-	-	$-	-	888	$2,380	-	$-
3/12/2013(2)	-	-	-	$-	-	10,000	$26,800	-	$-
3/12/2013(2)	-	-	-	$-	-	14,285	$38,284	-	$-
3/18/2014(3)	-	-	-	$-	-	27,159	$72,786	-	$-
3/18/2014(3)	-	-	-	$-	-	10,462	$28,038	-	$-
3/18/2015(3)	-	-	-	$-	-	56,038	$150,182	-	$-
3/18/2015(4)	-	-	-	$-	-	56,038	$150,182	-	$-

0

Option Awards						Stock Awards

									Equity Incentive
	Number of	Number of	Equity			Number of		Equity Incentive	Plan Awards:
	Securities	Securities	Incentive Plan			Shares		Plan Awards:	Market or Payout
	Underlying	Underlying	Awards: Number of			or Units of	Market Value of	Number of Unearned	Value of Unearned
	Unexercised	Unexercised	Securities Underlying	Option		Stock That	Shares or Units of	Shares, Units or	Shares, Units or
	Options	Options	Unexercised	Exercise	Option	Have Not	Stock That	Other Rights that	Other Rights That
	(#)	(#)	Unearned Options	Price	Expiration	Vested	Have Not Vested	Have Not Vested	Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

William T. Dame
3/15/2006	10,000	-	-	$26.84	3/15/2016	-	$-	-	$-
3/08/2012(1)	-	-	-	$-	-	3,333	$8,932	-	$-
3/08/2012(1)	-	-	-	$-	-	731	$1,959	-	$-
3/12/2013(2)	-	-	-	$-	-	9,333	$25,012	-	$-
3/12/2013(2)	-	-	-	$-	-	11,451	$30,689	-	$-
3/18/2014(3)	-	-	-	$-	-	17,126	$45,898	-	$-
3/18/2014(3)	-	-	-	$-	-	7,347	$19,690	-	$-
3/18/2015(3)	-	-	-	$-	-	39,352	$105,463	-	$-
3/18/2015(4)	-	-	-	$-	-	39,352	$105,463	-	$-

Brett J. Taylor
3/08/2012(1)	-	-	-	$-	-	1,766	$4,733	-	$-
3/08/2012(1)	-	-	-	$-	-	438	$1,174	-	$-
3/12/2013(2)	-	-	-	$-	-	5,333	$14,292	-	$-
3/12/2013(2)	-	-	-	$-	-	7,453	$19,974	-	$-
3/18/2014(3)	-	-	-	$-	-	11,561	$30,893	-	$-
3/18/2014(3)	-	-	-	$-	-	4,106	$11,004	-	$-
3/18/2015(3)	-	-	-	$-	-	19,000	$50,920	-	$-
3/18/2015(4)	-	-	-	$-	-	21,991	$58,936	-	$-

James E. Tyner (5)
3/15/2006	15,000	-	-	$26.84	3/15/2016	-	$-	-	$-
3/08/2012(1)	-	-	-	$-	-	3,000	$8,040	-	$-
3/08/2012(1)	-	-	-	$-	-	679	$1,820	-	$-
3/12/2013(2)	-	-	-	$-	-	10,000	$26,800	-	$-
3/12/2013(2)	-	-	-	$-	-	11,257	$30,168	-	$-
3/18/2014(3)	-	-	-	$-	-	14,822	$39,723	-	$-
3/18/2014(3)	-	-	-	$-	-	6,699	$17,953	-	$-
3/18/2015(3)	-	-	-	$-	-	35,879	$96,156	-	$-

(1)	The remaining unvested shares of restricted stock vested on March 15, 2016.
(2)	One half of the unvested shares of restricted stock vested on March 15, 2016. The remainder will vest on March 15, 2017.
(3)	One third of the unvested shares of restricted stock vested on March 15, 2016. The remainder will vest in equal increments on March 15, 2017 and 2018.
(4)	One third of the unvested shares of phantom stock vested on March 15, 2016. The remainder will vest in equal increments on March 15, 2017 and 2018.
(5)	Mr. Tyner’s restricted shares all became fully vested upon his retirement; however, the shares will become unrestricted in equal increments under the original vesting schedule.

Option Exercises and Stock Vested

The following table sets forth information concerning exercises of stock options and vesting of restricted stock of each of our named executive officers during fiscal 2015:

Option Exercises and Stock Vested — 2015

0

	Option Awards		Stock Awards

	Number of Shares	Value	Number of Shares	Value
	Acquired on Exercise	Realized on Exercise	Acquired on Vesting	Realized on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

T.M. “Roe” Patterson	-	$-	58,487	$340,394
Alan Krenek	-	$-	48,596	$282,829
James F. Newman	-	$-	28,853	$167,924
William T. Dame	-	$-	21,023	$122,354
Brett J. Taylor	-	$-	13,992	$81,433
James Tyner	-	$-	24,464	$142,380

Nonqualified Deferred Compensation Plans

The following table sets forth information concerning the nonqualified deferred compensation of our named executive officers during fiscal 2015:

Nonqualified Deferred Compensation — 2015

)

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FY
Name	($)	($)	($)	($)	($)
(a)	(b)(1)	(c)(2)	(d)	(e)	(f)(3)

T.M. “Roe” Patterson	$154,969	$10,600	$(23,484)	$-	$492,433
Alan Krenek	$56,367	$10,600	$(19,477)	$(304,338)	$451,052
James F. Newman	$94,989	$10,600	$(23,875)	$-	$507,643
William T. Dame	$50,126	$10,600	$(3,402)	$-	$405,014
Brett J. Taylor	$48,430	$10,459	$(3,588)	$-	$222,103
James E. Tyner	$244,202	$9,991	$(12,537)	$-	$1,160,225

__________________

(1)	Executive contributions during 2015 are included in the executive’s salary and bonus amounts, as applicable, as reported in the Summary Compensation Table.
(2)	Registrant contributions during 2015 are included in all other compensation in the Summary Compensation Table.
(3)	All amounts were previously reported as compensation in the Summary Compensation Tables for previous years.

Each of our named executive officers is permitted to participate in our Executive Deferred Compensation Plan. An executive officer permitted to participate in this plan may defer a portion of his compensation, up to a maximum of 50% of his annual salary and 100% of his annual cash bonus, into his plan account. We make an annual matching contribution to each participating executive’s plan account, with the Company matching 100% of the first 3% of the executive’s salary that is deferred, and 50% of the next 2% of the executive’s salary that is deferred, up to a plan-year maximum of $10,600. We may also make discretionary contributions into an executive officer’s plan account from time to time as we deem appropriate. Subject to certain exceptions, our matching and discretionary contributions vest in one-fourth increments determined by the executive’s years of service, with vesting beginning after two years of service, and full vesting occurring after five years of service. Each executive officer is always fully vested in his own contributions to his plan account. Earnings on an executive officer’s plan account for any given year are dependent upon the investment options chosen by the executive officer for such plan account. Generally, participants under this plan may elect when and how distributions of vested amounts in a plan account will be made, including whether such distributions are in annual installments or a lump sum. However, certain key employees, including our named executive officers, may not receive distributions before a date six months after the date their employment with us is terminated for any reason other than death or disability.

Potential Payments upon Termination or Change in Control

Each of our named executive officers is party to an employment agreement as described above. Pursuant to these agreements, these officers are entitled to certain severance benefits. In addition, the grant agreements relating to our executive officers’ stock option and restricted stock awards provide for accelerated vesting under certain circumstances, including a “double-trigger” requirement in connection with a change in control. The tables below quantify amounts that would have been paid assuming the following events took place on December 31, 2015.

Potential Post-employment Payments as of December 31, 2015 — T.M. “Roe” Patterson

0

							CIC with
							Termination
				Termination	Termination	Change in	for Good
				by Company	by Executive	Control	Reason or
	Voluntary		Termination	Except for	for Good	without	Without
	Termination	Retirement(1)	for Cause(2)	Cause	Reason(3)	Termination(4)	Cause (4)	Death	Disability

Compensation
Severance(5)	$-	$2,660,000	$-	$2,660,000	$2,660,000	$-	$3,990,000	$-	$-
Bonus(6)	$-	$630,000	$-	$630,000	$630,000	$-	$630,000	$630,000	$630,000
Long-Term Incentive(7):
Acceleration of Unvested	$-	$419,784	$-	$419,784	$419,784	$-	$419,784	$419,784	$419,784
Phantom Stock
Acceleration of Unvested	$-	$1,167,239	$-	$1,167,239	$1,167,239	$-	$1,167,239	$1,167,239	$1,167,239
Restricted Stock
Benefits and Perquisites(8):
Employer Contributions to	$-	N/A	$-	$-	$-	$-	$-	$-	$-
Executive Deferred
Compensation Plan
COBRA Continuation	N/A	$19,379	N/A	$19,379	$19,379	N/A	$19,379	$-	$-
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	$2,458,840	N/A	N/A
Total	$-	$4,896,402	$-	$4,896,402	$4,896,402	$-	$8,685,242	$2,217,023	$2,217,023

Potential Post-employment Payments as of December 31,  2015 — Alan Krenek

0

							CIC with
							Termination
				Termination	Termination	Change in	for Good
				by Company	by Executive	Control	Reason or
	Voluntary		Termination	Except for	for Good	without	Without
	Termination	Retirement(1)	for Cause(2)	Cause	Reason(3)	Termination(4)	Cause (4)	Death	Disability

Compensation
Severance(5)	$-	$1,089,375	$-	$1,089,375	$1,089,375	$-	$1,452,500	$-	$-
Bonus(6)	$-	$311,250	$-	$311,250	$311,250	$-	$311,250	$311,250	$311,250
Long-Term Incentive(7):
Acceleration of Unvested	$-	$150,182	$-	$150,182	$150,182	$-	$150,182	$150,182	$150,182
Phantom Stock
Acceleration of Unvested	$-	$371,871	$-	$371,871	$371,871	$-	$371,871	$371,871	$371,871
Restricted Stock
Benefits and Perquisites(8):
Employer Contributions to	$-	$-	$-	$-	$-	$-	$-	$-	$-
Executive Deferred
Compensation Plan
COBRA Continuation	N/A	$13,062	N/A	$13,062	$13,062	N/A	$13,062	$-	$-
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	$-	N/A	N/A
Total	$-	$1,935,740	$-	$1,935,740	$1,935,740	$-	$2,298,865	$833,303	$833,303

Potential Post-employment Payments as of December 31, 2015 — James F. Newman

0

							CIC with
							Termination
				Termination	Termination	Change in	for Good
				by Company	by Executive	Control	Reason or
	Voluntary		Termination	Except for	for Good	without	Without
	Termination	Retirement(1)	for Cause(2)	Cause	Reason(3)	Termination(4)	Cause (4)	Death	Disability

Compensation
Severance(5)	$-	$1,089,375	$-	$1,089,375	$1,089,375	$-	$1,452,500	$-	$-
Bonus(6)	$-	$311,250	$-	$311,250	$311,250	$-	$311,250	$311,250	$311,250
Long-Term Incentive(7):
Acceleration of Unvested	$-	$150,182	$-	$150,182	$150,182	$-	$150,182	$150,182	$150,182
Phantom Stock
Acceleration of Unvested	$-	$327,402	$-	$327,402	$327,402	$-	$327,402	$327,402	$327,402
Restricted Stock
Benefits and Perquisites(8):
Employer Contributions to	$-	$-	$-	$-	$-	$-	$-	$-	$-
Executive Deferred
Compensation Plan
COBRA Continuation	N/A	$18,482	N/A	$18,482	$18,482	N/A	$18,482	$-	$-
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	$745,101	N/A	N/A
Total	$-	$1,896,691	$-	$1,896,691	$1,896,691	$-	$3,004,917	$788,834	$788,834

Potential Post-employment Payments as of December 31, 2015 — William T. Dame

0

							CIC with
							Termination
				Termination	Termination	Change in	for Good
				by Company	by Executive	Control	Reason or
	Voluntary		Termination	Except for	for Good	without	Without
	Termination	Retirement(1)	for Cause(2)	Cause	Reason(3)	Termination(4)	Cause (4)	Death	Disability

Compensation
Severance(5)	$-	$892,500	$-	$892,500	$892,500	$-	$1,190,000	$-	$-
Bonus(6)	$-	$255,000	$-	$255,000	$255,000	$-	$255,000	$255,000	$255,000
Long-Term Incentive(7):
Acceleration of Unvested	$-	$105,463	$-	$105,463	$105,463	$-	$105,463	$105,463	$105,463
Phantom Stock
Acceleration of Unvested	$-	$237,644	$-	$237,644	$237,644	$-	$237,644	$237,644	$237,644
Restricted Stock
Benefits and Perquisites(8):
Employer Contributions to	$-	$-	$-	$-	$-	$-	$-	$-	$-
Executive Deferred
Compensation Plan
COBRA Continuation	N/A	$13,062	N/A	$13,062	$13,062	N/A	$13,062	$-	$-
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	$-	N/A	N/A
Total	$-	$1,503,669	$-	$1,503,669	$1,503,669	$-	$1,801,169	$598,107	$598,107

Potential Post-employment Payments as of December 31, 2015 — Brett J. Taylor

							CIC with
							Termination
				Termination	Termination	Change in	for Good
				by Company	by Executive	Control	Reason or
	Voluntary		Termination	Except for	for Good	without	Without
	Termination	Retirement(1)	for Cause(2)	Cause	Reason(3)	Termination(4)	Cause (4)	Death	Disability

Compensation
Severance(5)	$-	$320,625	$-	$320,625	$320,625	$-	$440,000	$-	$-
Bonus(6)	$-	$155,000	$-	$155,000	$155,000	$-	$155,000	$155,000	$155,000
Long-Term Incentive(7):
Acceleration of Unvested	$-	$58,936	$-	$58,936	$58,936	$-	$58,936	$58,936	$58,936
Phantom Stock
Acceleration of Unvested	$-	$133,081	$-	$133,081	$133,081	$-	$133,081	$133,081	$133,081
Restricted Stock
Benefits and Perquisites(8):
Employer Contributions to	$-	$-	$-	$-	$-	$-	$-	$-	$-
Executive Deferred
Compensation Plan
COBRA Continuation	N/A	$19,379	N/A	$19,379	$19,379	N/A	$19,379	$-	$-
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Total	$-	$687,021	$-	$687,021	$687,021	$-	$806,396	$347,017	$347,017

Post-employment Payments as of September 30,  2015 — James E. Tyner(1)

							CIC with
							Termination
				Termination	Termination	Change in	for Good
				by Company	by Executive	Control	Reason or
	Voluntary		Termination	Except for	for Good	without	Without
	Termination	Retirement(1)	for Cause(2)	Cause	Reason(3)	Termination(4)	Cause (4)	Death	Disability

Compensation
Severance(5)	$-	$320,850	$-	$-	$-	$-	$-	$-	$-
Bonus(6)	$-	$-	$-	$-	$-	$-	$-	$-	$-
Long-Term Incentive(7):
Acceleration of Unvested	$-	$122,706	$-	$-	$-	$-	$-	$-	$-
Phantom Stock
Acceleration of Unvested	$-	$220,660	$-	$-	$-	$-	$-	$-	$-
Restricted Stock
Benefits and Perquisites(8):
Employer Contributions to	$-	$-	$-	$-	$-	$-	$-	$-	$-
Executive Deferred
Compensation Plan
COBRA Continuation	N/A	$19,593	N/A	$-	$-	N/A	$-	$-	$-
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Total	$-	$683,809	$-	$-	$-	$-	$-	$-	$-

0

(1)

Retirement. “Retirement” is defined for purposes of each of our current executive officer’s employment agreement, as such executive’s voluntary termination of his employment after attaining age 65 and accruing ten years of service with us. For purposes of the acceleration of unvested stock options, “Retirement” means the voluntary termination of his employment by an executive officer after he has attained the age of 65. James E. Tyner retired from Basic effective September 30, 2015.

(2)

Cause. Under each executive officer’s employment agreement, the definition of “Cause” includes, among other things, conviction of the executive officer of a crime involving moral turpitude or a felony, commission by the executive officer of fraud upon, or misappropriation of funds of, the Company, knowing engagement by the executive officer in any activity in direct competition with the Company, and a material breach by the executive officer of such employment agreement. For purposes of the acceleration of unvested stock options, “Cause” has the same meaning as it has for purposes of the 2003 Incentive Plan. For purposes of the acceleration of unvested restricted stock, “Cause” has the same meaning as it has for purposes of the executive officer’s employment agreement.

(3)

Good Reason. Under each executive officer’s employment agreement, the definition of “Good Reason” includes, among other things, a reduction in the executive officer’s base salary or bonus opportunity, a relocation of more than fifty miles of the executive officer’s principal office, a substantial and adverse change in the executive officer’s duties, control, authority, status or position, the failure of the Company to continue in effect any pension plan, life insurance plan, health-and-accident plan, retirement plan, disability plan, stock option plan, deferred compensation plan or executive incentive compensation plan under which the executive officer was receiving material benefits, or the Company’s material reduction of the executive officer’s benefits under any such plan, and any material breach by the Company of any other material provision of such employment agreement. Prior to terminating his employment for Good Reason, the executive officer must comply with the notice provisions of his employment agreement. For purposes of the acceleration of unvested stock options, “Good Reason” has the same meaning as it has for purposes of the 2003 Incentive Plan, except that any reduction in the executive officer’s salary, bonus opportunity or benefit must follow a change in control. For purposes of the acceleration of unvested restricted stock, “Good Reason” has the same meaning as it has for purposes of the executive officer’s employment agreement.

(4)

Change in Control. Under each executive officer’s employment agreement, the definition of “Change in Control” (or “CIC”) includes, subject to certain exceptions, (i) acquisition by any individual, entity or group of beneficial ownership of 50% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) approval by the stockholders of the Company of a merger, unless immediately following such merger, substantially all of the holders of the Company’s securities immediately prior to the merger beneficially own more than 50% of the common stock of the corporation resulting from such merger, and (iii) the sale or other disposition of all or substantially all of the assets of the Company. For purposes of the acceleration of unvested stock options, “Change in Control” has the same meaning as it has for purposes of the 2003 Incentive Plan. For purposes of the acceleration of unvested restricted stock, “Change in Control” has the same meaning as it has for purposes of the executive officer’s employment agreement. For purposes of the executive deferred compensation plan, “Change in Control” means, subject to certain exceptions, (i) the acquisition by any person other than DLJ Merchant Banking and its affiliates of 40% or more of the combined voting power of the Company’s securities, (ii) the directors serving on the Company’s Board of Directors at the time the plan was adopted ceasing to constitute a majority of the Company’s Board of Directors, or (iii) the liquidation or dissolution of, or the sale of substantially all of the assets of, the Company.

(5)	Severance.

Termination except for Cause or termination of his own employment for Good Reason or Retirement
Each executive officer would be entitled to a lump sum severance payment equal to a multiple of the sum of his base salary plus his current annual incentive target bonus for the full year in which the termination of employment occurred. For Mr. Patterson the multiple is two, for Messrs.  Krenek, Newman and Dame, the multiple is 1.50. During 2015, the annual incentive target bonus for our named executive officers utilized was 90% for Messrs.  Patterson, 75% for Messrs. Krenek, Newman  and Dame, in each case of their annual salary as of the end of the fiscal year. Based on performance metrics, the Company did not pay annual cash incentive bonuses for the fiscal year 2015.

Termination except for Cause, or termination of his own employment for Good Reason or Retirement, within the six months preceding or the twelve months following a Change in Control
Each executive officer would be entitled to a lump sum severance payment equal to a multiple of the sum of his base salary plus the higher of (i) his current annual incentive target bonus for the full year in which the termination of employment occurred or (ii) the highest annual incentive bonus received by him for any of the last three fiscal years. For Mr. Patterson, the multiple is three, for Messrs. Krenek, Newman and Dame, the multiple is two.

(6)

Bonus. In addition to severance payments, the named executive officers are entitled to a pro rata portion of their estimated bonus upon certain events of termination. The above tables reflect the annual incentive target bonus for the named executive officers for 2015.

(7)	Long-Term Incentive.

Stock Options
In the event of a termination of the executive by the Company for Cause or voluntary termination by the executive (other than for Retirement), all vested and unvested stock options expire on the termination date. In the event of Retirement, all unvested stock options expire on the termination date and all vested options expire six months after the termination date. In the event of death or disability, all unvested stock options expire on the termination date and all vested options expire one year after the termination date. In the event of any other involuntary or voluntary termination, all unvested stock options expire on the termination date and all vested options expire 90 days after the termination date. If the executive’s employment is terminated by the Company other than for Cause or terminated by the executive for Good Reason, in either case within two years after a Change in Control, all unvested stock options will immediately vest pursuant to the terms of the grant agreement and the 2003 Incentive Plan.

Restricted Stock
All unvested shares of restricted stock will be forfeited by the executive officer if the executive officer’s employment is terminated by the Company for Cause or by the executive officer other than for Good Reason or as a result of a Change in Control. If the executive officer’s employment is terminated by the Company other than for Cause or terminated by the executive officer for Good Reason, in either case within two years after a Change in Control, all unvested shares of restricted stock will immediately vest pursuant to the terms of the grant agreement.

(8)	Other Benefits and Perquisites.

Employer Contributions to Executive Deferred Compensation Plan
Each executive officer will become fully vested in all unvested matching and discretionary contributions made by the Company into his plan account upon (i) obtaining the age of 65, (ii) his death or disability or (iii) a termination for any reason whatsoever within 24 months following a Change in Control. Otherwise, each executive officer will forfeit any unvested portion of his plan account upon a termination for any reason. Additionally, certain key employees, including the named executive officers, may not receive distributions before a date six months after the date they separate service from the Company for any reason other than death or disability.

 COBRA Continuation
In addition to the above cash benefits paid pursuant to each executive officer’s employment agreement, the Company will continue to provide the executive officer and his dependents with health benefits for up to 18 months.

280G Tax Gross-up
The employment agreements for Messrs. Patterson, Krenek, Newman and Dame provide for gross up payments to the extent Section 280G of the Internal Revenue Code would apply to any payments as excess “parachute” payments. The tax gross-up terms have been included in the applicable employment agreement for each of these officers since prior to 2008.

         Any benefits payable as described above are payable in a cash lump sum not later than 60 calendar days following the termination date. The employment agreements of the named executive officers also contain certain non-competition and non-solicitation provisions. For additional information regarding these employment agreements, see “Executive Compensation Matters — Employment Agreements.”

Director Compensation

The following table sets forth information concerning the 2015 compensation of each of our directors other than T. M. “Roe” Patterson, who is a named executive officer and receives no compensation for serving as a director:

Director Compensation — 2015

0

	Fees Earned or	Stock	Option	Non-Equity Incentive	Change in Pension Value	All Other
	Paid in Cash	Awards	Awards	Plan Compensation	and Nonqualified Deferred	Compensation	Total
Name	($)	($)	($)	($)	Compensation Earnings	($)	($)
(a)	(b)	(c) (1)	(d)	(e)	(f)	(g)	(h)

Steven A. Webster	$69,300	$92,250	$-	$-	$-	$-	$161,550
Sylvester P. Johnson, IV	$58,500	$61,500	$-	$-	$-	$-	$120,000
William E. Chiles	$76,500	$61,500	$-	$-	$-	$-	$138,000
Robert F. Fulton	$49,500	$61,500	$-	$-	$-	$-	$111,000
James S. D’Agostino, Jr.	$65,700	$61,500	$-	$-	$-	$-	$127,200
Thomas P. Moore, Jr.	$76,500	$61,500	$-	$-	$-	$-	$138,000
Antonio O. Garza, Jr.	$53,100	$61,500	$-	$-	$-	$-	$114,600
Kenneth V. Huseman	$42,300	$61,500	$-	$-	$-	$-	$103,800

(1)

This column represents the total grant date fair value of restricted stock awards granted to each of the applicable directors. The fair value of restricted stock awards was calculated based upon the closing market price of the Company’s common stock on the grant date. The actual value that a director will realize upon vesting of restricted stock awards will depend on the market price of the Company’s stock on the vesting date, so there is no assurance that the value realized by a director will be at or near the value of the market price of the Company’s stock on the grant date.

For additional information regarding fees earned for services as a director in 2015, including annual retainer fees, committee and chairmanship fees, and meeting fees, see “Board of Directors and Committees of the Board — Board of Directors — Compensation.”

Transactions with Related Persons, Promoters and Certain Control Persons

Transactions with Related Persons.  During 2015, there were no transactions with related persons that were required to be disclosed in this proxy statement, other than as set forth below.

During 2006, we entered into a lease agreement with Darle Vuelta Cattle Co., LLC (“DVCC”), an affiliate of Mr. Huseman, our former chief executive officer and a current director, for approximately $69,000 per year. The initial term of the lease was five years, and the lease has been and will continue on a year-to-year basis unless terminated by either party. In December 2010, Basic entered into a lease agreement with DVCC for the right to operate a salt water disposal well, brine well and fresh water well. The term of the leases is two years and will continue until the salt water disposal well and brine well are plugged and no fresh water is being sold. The lease payments are the greater of (i) the sum of $0.10 per barrel of disposed oil and gas waste and $0.05 per barrel of brine or fresh water sold or (ii) $5,000 per month. Payments under this agreement in 2015 totaled $126,221. In October 2011, Basic purchased approximately 17 acres of land for approximately $209,000 from DVCC. In April 2012, Basic purchased approximately 22 acres of land for approximately $215,000 from DVCC. In February 2015, Basic purchased 100 acres of vacant land outside of Midland, Texas for $1.5 million from DVCC.

Each of these transactions with DVCC was reviewed and discussed by the Audit Committee and was authorized and approved by the Audit Committee pursuant to our “Policy and Procedures with Respect to Related Person Transactions.”

Review, Approval or Ratification of Transactions with Related Persons.  Pursuant to the charter of the Audit Committee, the Audit Committee is responsible for establishing procedures for the approval of all related party transactions between the Company and any officer or director that would potentially require disclosure. The Board of Directors has adopted a written policy regarding related party transactions that is to be administered by the Audit Committee. The policy applies generally to transactions, arrangements or relationships in which the Company was, is or will be a participant, in which the amount involved exceeds $60,000 and in which any related person had, has or will have a direct or indirect material interest. Related persons include, among others, directors and officers of the Company, beneficial owners of 5% or more of the Company’s voting securities, immediate family members of the foregoing persons, and any entity in which the foregoing persons are employed, are a principal or in which such person has more than a 10% beneficial ownership interest. The Company’s Chief Financial Officer is responsible for submitting related person transactions to the Audit Committee for approval by the committee at regularly scheduled meetings, or, if such approval is not practicable, to the Chairman of the Audit Committee for approval between such meetings. When considering related person transactions, the Audit Committee, or where submitted to the Chairman, the Chairman, will consider all of the relevant facts available, including, but not limited to: the benefits of the transaction to the Company; the impact on a director’s independence in the event the related person is a director; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions available to unrelated third parties or to employees of the Company generally. The Company is not aware of any transaction that was required to be reported in its filings with the SEC where such policies and procedures either did not require review or were not followed.

Compensation Committee Interlocks and Insider Participation

Messrs. Chiles (Chairman), D’Agostino and Garza serve as the members of our Compensation Committee. The Board of Directors has determined that Messrs. Chiles, D’Agostino and Garza are independent directors (as defined by NYSE listing standards). None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Leadership Structure of the Company’s Board of Directors

Mr. Webster is the Chairman of the Board.  The Chairman is not the principal executive officer of the Company.  The Board believes that the separation of the Chairman and the Chief Executive Officer functions in this structure is appropriate for oversight purposes on behalf of its investors and given that the Company’s common stock is publicly traded.

Board Role in Risk Oversight of the Company

The Board has delegated certain responsibilities to the Audit Committee under the Company’s Audit Committee charter. These responsibilities include, among others: (i) meeting periodically with management and/or the Company’s Chief Financial Officer and Chief Accounting Officer to review and discuss (A) the Company’s major financial risk exposures and steps management has taken to monitor and control such exposures, including guidelines and policies with respect to risk management and risk assessment and (B) the effects of regulatory and accounting changes; (ii) reviewing and discussing with the Company’s independent auditor reports that the independent auditors are required to provide to the Audit Committee relating to significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements; (iii) discussing periodically with members of management, the Company’s internal auditors and the Company’s independent auditor the adequacy and effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting, any changes in internal controls, and any significant deficiencies or material weaknesses in the design or operation of internal controls; and (iv) establishing and maintaining whistleblower procedures for complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. In connection with these risk oversight matters, the Audit Committee also regularly reviews with management safety and litigation matters.

The Board receives regular reports from the Chairman of the Audit Committee regarding its activities and actions, as well as any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the auditors, and the performance of the internal audit function.

The Board does not have any separate risk committees. However, the Compensation Committee, in connection with setting 2015 and 2016 compensation, has considered whether its compensation policies and practices are reasonably likely to cause a material adverse effect on the Company. Risk oversight with respect to other Company matters, to the extent applicable, remains with the Board or the Company’s management.

AUDIT RELATED MATTERS

Audit Committee Report

The Audit Committee of the Board of Directors consists of three directors who are independent, as defined by the standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. Under the charter approved by the Board, the Audit Committee assists the Board in overseeing matters relating to the accounting and financial reporting practices of the Company, the adequacy of its internal controls and the quality and integrity of its financial statements and is responsible for selecting and retaining the independent auditors. The Company’s management is responsible for preparing the financial statements of the Company, and the independent auditors are responsible for auditing those financial statements. The Audit Committee’s role under the charter is to provide oversight of management’s responsibility. The Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. The Committee met eight times during the year ended December 31, 2015.

The independent auditors provided the Committee a written statement describing all the relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee also discussed with the auditors any relationships that may impact the independence of the auditors.

The Committee discussed and reviewed with the independent auditors all communications required to be discussed by standards of the Public Company Accounting Oversight Board, including those described in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Committee reviewed the Company’s audited financial statements as of and for the year ended December 31, 2015, and discussed them with management and the independent auditors. Based on such review and discussions, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the Securities and Exchange Commission.

This report of the Audit Committee shall not be deemed “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

Thomas P. Moore, Jr., Chairman

William E. Chiles

James S. D’Agostino, Jr.

Independent Auditor and Fees

KPMG LLP, a registered public accounting firm, audited the Company’s consolidated financial statements for fiscal 2015 and has advised the Company that it will have a representative available at the 2016 Annual Meeting to respond to appropriate questions. Such representative will be permitted to make a statement if he or she so desires.

KPMG LLP has billed the Company and its subsidiaries fees as set forth in the table below for (i) the audits of the Company’s 2015 and 2014 annual financial statements, reviews of quarterly financial statements, and review of the Company’s documents filed with the Securities and Exchange Commission (Audit Fees), (ii) assurance and other services reasonably related to the audit or review of the Company’s financial statements (Audit-Related Fees), (iii) services related to tax compliance (Tax Fees) and (iv) all other services provided by KPMG LLP (All Other Fees).  For fiscal 2015 and 2014, there were no Audit-Related Fees or Tax Fees, and thus none reported in the table below.

 0

		All Other
	Audit Fees	Fees(1)
Fiscal 2015	$1,370,102	$10,000
Fiscal 2014	$1,435,725	$90,000

___________

(1)

“All Other Fees” consist of fees paid for reviews performed in connection with (a) the registration statement on Form S-3 and related consent in 2015 and (b) the Company’s equity offering on behalf of selling stockholders in 2014.

Audit Committee Pre-Approved Policies and Procedures

The Audit Committee of the Board of Directors has adopted policies regarding the pre-approval of auditor services. The Audit Committee historically approves at its May meeting all services provided by the independent public accountants. All additional services must be pre-approved on a case-by-case basis. The Audit Committee reviews the actual and budgeted fees for the independent public accountants at its first and fourth meetings. All of the services provided by KPMG LLP during fiscal 2015 were approved by the Audit Committee.

PROPOSAL 2:
APPROVAL OF AMENDMENT TO SIXTH AMENDED AND RESTATED BASIC ENERGY SERVICES, INC. 2003 INCENTIVE PLAN

On March 24, 2016, pursuant to the recommendation of the Compensation Committee, the Board of Directors unanimously approved, subject to stockholder approval, an amendment to the Sixth Amended and Restated Basic Energy Services, Inc. 2003 Incentive Plan (as amended as proposed hereby, the “Restated Incentive Plan”) to increase the number of shares of our common stock authorized for issuance under the Restated Incentive Plan by 1,000,000 shares from 11,350,000 shares to 12,350,000 shares. If the amendment is approved, then the Restated Incentive Plan will be effective as of May 19, 2016, the date of the 2016 Annual Meeting of Stockholders.

The Restated Incentive Plan is intended to promote the interests of the Company by encouraging officers, employees, directors and consultants of the Company and its affiliates to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Restated Incentive Plan is also intended to enhance the ability of the Company and its affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company. Based on Basic’s current grant practices and the number of shares available for future grant, the Company may have insufficient shares for grants beyond 2016. Increasing the total number of shares available is necessary for the Company to have additional shares available for issuance as awards and better flexibility when making awards in the future with respect to annual limits.

To effect the amendment, Section 4(a) of the Restated Incentive Plan would be amended to read as follows:

‘‘(a) Shares Available. Subject to adjustment as provided in Section 4(c), the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be up to 12,350,000 Shares (including after giving effect to a 5-for-1 stock split affected as a stock dividend on September 26, 2005). Except for withholding of Shares for payment of taxes or exercise price, if any Award is exercised, paid, forfeited, terminated or canceled without the delivery of Shares, then the Shares covered by such Award, to the extent of such payment, exercise, forfeiture, termination or cancellation, shall again be Shares with respect to which Awards may be granted. Awards will not reduce the number of Shares that may be issued pursuant to the Plan if the settlement of the Award will not require the issuance of Shares, as, for example, an Other Stock-Based Award that can be satisfied only by the payment of cash.”

After giving effect to the proposed amendment, the maximum number of additional shares of our common stock that may be granted under the Restated Incentive Plan on or after March 24, 2016, assuming no cancellation or forfeiture of outstanding awards and the issuance of the maximum number of shares under performance-based awards, will be  2,462,085 shares. This number represents shares available for, but not yet subject to a grant or award as of March 24, 2016 (1,462,085 shares), plus the additional 1,000,000 shares authorized under the amendment.

A majority of the votes cast is required to approve this proposal. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

The Board of Directors unanimously recommends that you vote FOR this proposal.

The following is a summary of the key terms of the Restated Incentive Plan, as amended to reflect the proposed amendment.  The summary does not purport to be a complete description of all provisions of the Restated Incentive Plan and is qualified in its entirety by reference to the complete text of the Restated Incentive Plan, a copy of which was filed as Exhibit 10.1 to Form 8-K filed with the SEC on May 27, 2015, as well as the complete text of the amendment attached to this proxy statement as Annex A.

Summary of Key Terms of the Restated Incentive Plan

Shares Available; Types of Awards

The aggregate number of shares with respect to which awards may be granted under the Restated Incentive Plan, subject to stockholder approval, is up to 12,350,000 shares of the Company’s common stock.

The Restated Incentive Plan permits the granting of the following types of awards to officers, employees, directors and consultants of the Company: (i) stock options to purchase shares of common stock (“Options”), which may be either (a) incentive stock options within the meaning of Section 422 of the Internal Revenue Code or (b) nonqualified stock options that are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code; (ii) restricted stock (“Restricted Stock”); (iii) performance awards, which are designated as a cash amount at the time of grant but may be paid in cash and/or shares at the time earned or vested (“Performance Awards”); (iv) bonus shares (“Bonus Shares”); (v) phantom shares (“Phantom Shares”); (vi) cash awards (“Cash Awards”); and (vii) other stock-based awards (“Other Stock-Based Awards,” and collectively with Options, Restricted Stock, Performance Awards, Bonus Shares, Phantom Shares and Cash Awards, “Awards”).

Eligibility for Participation

Incentive stock options may be granted only to individuals who are employees (whether or not they are directors) of the Company and its parent corporation and subsidiary corporations (within the meaning of Section 424 of the Internal Revenue Code while each such entity is a “Corporation” as described in Section 7701(a)(3) of the Internal Revenue Code and Treas. Reg. Section 1.421-1(i)(1)) of the Company. All other Awards may be granted to any employee of the Company or an affiliate of the Company, directors of the Company, or consultants of the Company or an affiliate of the Company. As of the date of this proxy statement, approximately 3,500 employees and seven non-employee directors are eligible to participate in the Restated Incentive Plan. The Company has not issued Awards under the existing plan to any consultants and does not currently have any plans to do so under the Restated Incentive Plan.

Administration

The Restated Incentive Plan will be administered by the Compensation Committee of the Board, consisting of not less than two non-employee, outside directors of the Company appointed by the Board. The members of the Compensation Committee, as of the date of this proxy statement, are Messrs. William E. Chiles (Chairman), James S. D’Agostino, Jr. and Antonio O. Garza, Jr. Subject to the terms and conditions of the Restated Incentive Plan, the Compensation Committee will have authority to: (i) designate the employees, directors and consultants who are to be granted Awards; (ii) determine the type or types of Awards to be granted; (iii) determine the number of shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares, other securities, other Awards or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances any Award will be deferred; (vii) interpret and administer the Restated Incentive Plan and any instrument or agreements relating to an Award; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it may deem appropriate for the proper administration of the Restated Incentive Plan; and (ix) make any other determination and take any other action that it deems necessary or desirable for the administration of the Restated Incentive Plan.

Amendment and Termination

Except as required by applicable law or the rules of the New York Stock Exchange (or other principal exchange on which the Company’s shares are traded), and subject to certain limitations regarding effects on Awards granted, the Board or the Compensation Committee in its discretion may amend, alter, suspend, discontinue or terminate the Restated Incentive Plan. Accordingly, any amendment, including the amendment that was unanimously approved by the Board of Directors on March 24, 2016 subject to stockholder approval as described in this Proposal 2, would require the approval of the stockholders of the Company if required by applicable law or the rules of the New York Stock Exchange. In addition, no amendment, suspension or termination of the Restated Incentive Plan, and no amendment or alteration of any Award, shall, without the consent of the holder of an Award, reduce the benefit to such holder. Furthermore, any action that may constitute a “repricing” must be approved by the entire Board of Directors, and any such Board-approved repricing will be inoperative and ineffective unless and until approved by the stockholders of the Company. Subject to certain limitations, the Compensation Committee is authorized to make adjustments to Awards in recognition of unusual or nonrecurring events affecting the Company whenever the Compensation Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Restated Incentive Plan.

Options

The Compensation Committee will have the authority to grant Options (subject to the limitations set forth below) to such participants, in such amounts and with such terms and conditions as it may from time to time approve, subject to the terms of the Restated Incentive Plan. Subject to adjustment under the Restated Incentive Plan, no participant may receive more than 300,000 Options under the Restated Incentive Plan during any calendar year.

Manner of Exercise

To exercise an Option granted under the Restated Incentive Plan, the person entitled to exercise the Option must deliver to the Company payment in full of the exercise price for the shares being purchased, together with any required withholding taxes. The Compensation Committee will determine the method or methods by which, and the form or forms in which, payment of the exercise price may be made or deemed to have been made which may include, without limitation, cash, check acceptable to the Company, shares of common stock held for the period required to avoid a charge to the Company’s reported financial earnings and owned free and clear of any liens, claims, encumbrances or security interests, outstanding Awards, a Company-approved “cashless broker” exercise, other securities or other property, notes approved by the Compensation Committee, or by any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price. The value of each share of common stock delivered will be deemed to be equal to the closing sales price of a share on the applicable date (or if there is no trading on such date, on the next preceding date on which there was trading).

Exercise Price

The price at which shares of common stock may be purchased upon the exercise of an Option will be determined by the Compensation Committee at the time the Option is granted, but will not be less than the fair market value per share on the grant date, which value will be based on the closing sales price of a share on the applicable date (or if there is no trading on such grant date, on the next preceding date on which there was trading). The Restated Incentive Plan expressly prohibits the repricing of Options except in the event of adjustments (i) to stock-based Awards for a change in corporate capitalization, such as a stock split or dividend; corporate transactions, such as a corporate merger, a corporate consolidation, any corporate separation and any corporate reorganization; any partial or complete corporate liquidation; a change in accounting rules required by the Financial Accounting Standards Board; or (ii) to any Award (that is not intended to meet the requirements of the performance based compensation exception to Section 162(m) of the Internal Revenue Code) to reflect a significant corporate event.

Option Term

Subject to the terms of the Restated Incentive Plan, the Compensation Committee will determine the term of each Option, provided that in no event will the term of any Option exceed a period of 10 years from the date of its grant. Additionally, no Option that is intended to be an incentive stock option will be exercisable after the expiration of 10 years from its date of grant. The Compensation Committee may, in its discretion, (i) establish terms and conditions for the transfer of a nonqualified stock option to immediate family members or related family trusts, or similar entities, and (ii) allow Awards (other than incentive stock options) to be transferred pursuant to a qualified domestic relations order, notwithstanding anything in the Restated Incentive Plan to the contrary.

Restricted Stock

The Compensation Committee will have the authority to grant awards of Restricted Stock (subject to the limitations set forth below) and to determine (i) the participants to whom Restricted Stock will be granted, (ii) the number of shares of Restricted Stock to be granted to each such participant, (iii) the duration of the period of restrictions, and if the restrictions do not lapse, the conditions under which the Restricted Stock will be forfeited to the Company, and (iv) the other terms and conditions of such grants of Restricted Stock. Subject to adjustment under the Restated Incentive Plan, no participant may receive more than 300,000 shares of Restricted Stock under the Restated Incentive Plan during any calendar year.

Dividends

As determined by the Compensation Committee in its discretion, dividends paid on Restricted Stock may be paid directly to the participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Compensation Committee or sequestered and held in a bookkeeping cash account (with or without interest) or reinvested on an immediate or deferred basis in additional shares of common stock.

Forfeiture and Restrictions Lapse

Except as otherwise determined by the Compensation Committee or the terms of the Award that granted the Restricted Stock, upon termination of a participant’s employment for any reason during the applicable period of restriction, all Restricted Stock will be forfeited by the participant and reacquired by the Company. Unrestricted shares of common stock will be issued to a holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

Performance Awards

The Compensation Committee will have the authority to grant Performance Awards (subject to the limitations set forth below) to such participants, in such amounts and with such terms and conditions as it may from time to time approve, subject to the terms of the Restated Incentive Plan. Performance Awards will be denominated as a cash amount (e.g. $100 per award unit) at the time of grant and confer on the participant the right to receive payment of such Award, in whole or in part, upon achievement of “Performance Objectives” (as defined in the Restated Incentive Plan) during the performance periods established by the Compensation Committee with respect to the Awards. No participant may receive more than $2,000,000 (calculated as of the date of grant) of Performance Awards under the Restated Incentive Plan during any calendar year.

Performance Objectives (for Performance Awards or other Awards)

“Performance Objectives” under the Restated Incentive Plan will include the objectives, if any, established by the Compensation Committee that are to be achieved with respect to an Award granted under the Restated Incentive Plan. These objectives may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, subsidiary, department or function within the Company or a subsidiary by which the participant is employed or in individual or other terms, and will relate to the period of time determined by the Compensation Committee.

With respect to any Award that is intended to meet the requirements of Section 162(m) of the Internal Revenue Code, the performance goal or goals for such award will be designed to be objective and will be with respect to one or more of the following: net earnings; operating income; earnings before interest, taxes, depreciation and amortization expenses (“EBITDA”); earnings before interest and taxes (“EBIT”); earnings before taxes and unusual or nonrecurring items; net income before interest, income and franchise taxes, depreciation and amortization expenses, and any unusual or non-recurring non-cash expenses or income (“Company EBITDA”); revenue; return on investment; return on equity; return on total capital; return on assets; total stockholder return; return on capital employed in the business; stock price performance; earnings per share growth; and cash flows. The performance objectives need not be based on increases or positive results, but may be based on maintaining the status quo or limiting economic losses, for example. Which performance objectives to use with respect to a Performance Award, the weighting of the performance objectives if more than one is used, and whether the performance objective is to be measured against a Company-established budget or target, an index or a peer group of companies, will be determined by the Compensation Committee at the time of grant of the Performance Award.

Payment of Performance Awards

To the extent earned and vested, Performance Awards will be paid, in cash and/or in shares, in the sole discretion of the Compensation Committee, in a lump sum following the close of the performance period. To the extent that the final settlement of a vested Award is made in shares, the amount payable under a Performance Award will be divided by the fair market value per share of common stock on the determination date and the value of any fractional shares will be paid in cash.

Bonus Shares

Grants of Bonus Shares will be subject to the discretion of the Compensation Committee. Bonus Shares will be in lieu of a cash bonus that otherwise would be granted, and each Bonus Share will constitute a transfer of an unrestricted share of common stock to the participant, without other payment therefor, as additional compensation for the participant’s services to the Company.

Phantom Shares

The Compensation Committee may grant awards of Phantom Shares (subject to the limitations set forth below) to such participants, in such amounts and with such terms and conditions as it may from time to time approve, subject to the terms of the Restated Incentive Plan. Phantom Shares are rights to receive a specified number of shares of common stock or cash equal to a specified number of shares of common stock at the end of a stated period of restriction. During the period of restriction, the participant will not have (i) any right to transfer any rights under the Phantom Shares, (ii) any rights of ownership in the Phantom Shares, or (iii) any right to vote the Phantom Shares. The Compensation Committee has discretion to place restrictions on dividends or other distributions paid on the Phantom Shares during the period of restriction of such shares. A Phantom Share Award may reserve the right of the Company to determine to settle such award in Shares, cash or a combination thereof prior to any applicable vesting date, to the extent such settlement would be permitted under the Restated Incentive Plan from available Shares.  Subject to adjustment under the Restated Incentive Plan, no participant may receive more than 300,000 Phantom Shares under the Restated Incentive Plan during any calendar year.

Cash Awards

In tandem with any other grant of an Award under the Restated Incentive Plan, the Compensation Committee may grant a Cash Award that will entitle the participant to receive a specified amount of cash from the Company upon such other tandem Award becoming taxable to the participant. Such cash amount awarded pursuant to a Cash Award may be based on a formula relating to the anticipated taxable income associated with such other tandem Award and the payment of the Cash Award, except that no Cash Award will be granted if it would (i) cause application of Section 409A of the Internal Revenue Code to either the Cash Award or such other tandem Award or (ii) result in adverse tax consequences under Section 409A of the Internal Revenue Code should that Code section apply to either Award.

Other Stock-Based Awards

In addition to other Awards, the Compensation Committee in its discretion may grant Other Stock-Based Awards (subject to the limitations set forth below) to such participants, in such amounts and with such terms and conditions as it may from time to time approve, subject to the terms of the Restated Incentive Plan. Other Stock-Based Awards are Awards denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of the Company’s common stock and deemed by the Compensation Committee to be consistent with the purposes of the Restated Incentive Plan. Other Stock-Based Awards will be paid in a lump sum, or share certificates will be issued, no later than 2 1/2 months after the date such awards vest. Subject to adjustment under the Restated Incentive Plan, the maximum number of shares or value pursuant to Other Stock-Based Awards that may be granted to any participant during any calendar year will not exceed 300,000 shares, if an Award is in Shares, or, $500,000, if the award is in dollars.

General Provisions Regarding All Awards

Term of the Restated Incentive Plan and Term of Awards

No Award will be granted under the Restated Incentive Plan after the 10th anniversary of the earlier of adoption by the Board or approval by the stockholders (which occurred on May 21, 2015). However, unless otherwise expressly provided in the Restated Incentive Plan or in an applicable Award agreement, any Award granted prior to the termination of the Restated Incentive Plan, and the authority of the Board or the Compensation Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, will extend beyond the termination date of the Restated Incentive Plan.

Subject to the provisions of the Restated Incentive Plan, the Compensation Committee may determine the period for each Award, but in no event will the term of any Award exceed a period of 10 years from the date of its grant.

Limits on Transfer of Awards

Awards under the Restated Incentive Plan are generally not transferable, but, notwithstanding anything in the Restated Incentive Plan to the contrary, to the extent specifically provided for by the Compensation Committee with respect to a grant, (i) a nonqualified stock option may be transferred to immediate family members or related family trusts or similar entities on such terms and conditions as the Compensation Committee may establish, and (ii) an Award other than an incentive stock option may be transferred pursuant to a qualified domestic relations order.

Adjustments to Shares

In the event that the Compensation Committee determines that any dividend or other distribution (including, but not limited to, cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or similar corporate transaction or event affects the shares of common stock such that an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits under the Restated Incentive Plan, the Compensation Committee will make an appropriate and equitable adjustment to any or all of (i) the number and type of shares (or other securities or property) with respect to which Awards may be granted, (ii) the maximum number and type of shares (or other securities or property) with respect to which Awards may be granted to any single individual during any calendar year, (iii) the number and type of shares (or other securities or property) subject to outstanding Awards, and (iv) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

Change in Control

A change in control is defined under the Restated Incentive Plan generally as: (i) the consummation of any transaction (including, without limitation, any merger, consolidation, tender offer or exchange offer by one or more individuals or persons (as defined in the Restated Incentive Plan) but excluding certain permitted persons specifically mentioned in this definition), which results in an individual or person becoming the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then-outstanding securities; (ii) the individuals who, as of the date of the Restated Incentive Plan, constitute the Board cease for any reason to constitute at least a majority of the Board, subject to the exceptions in the Restated Incentive Plan; (iii) the sale, lease, transfer, conveyance, or other disposition (including by merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company to an unrelated person; or (iv) the adoption of a plan relating to liquidation or dissolution of the Company.

Notwithstanding any other provision of the Restated Incentive Plan to the contrary, all outstanding Awards granted on or prior to March 1, 2005 will automatically become fully vested immediately prior to an event that constitutes a change in control, any and all restrictions with respect to such Awards will lapse, and any and all performance criteria with respect to such Awards will be deemed to have been met in full (at the highest level).

For Awards granted after March 1, 2005, and notwithstanding any other provision of the Restated Incentive Plan to the contrary, if a participant’s employment with the Company (or a successor) and all of its affiliates terminates within two years after a change in control and (i) the termination was initiated by the Company (or a successor) other than a termination for cause or (ii) the termination was initiated by the participant after the participant’s good-faith determination that the termination was for good reason, then all Awards held by the affected participant will become fully vested immediately as of such employment termination date, any and all restrictions with respect to such Awards will lapse, and any and all performance criteria with respect to such Awards will be deemed to have been met in full (at the highest or maximum level). Unless the Company survives as an independent publicly traded company and subject to the exceptions listed in the Restated Incentive Plan, all Options outstanding at the time of the events giving rise to each affected participant’s right to change in control benefits under the Restated Incentive Plan will terminate and each affected holder of Options will be paid an amount in cash according to the terms of the Restated Incentive Plan.

Executive Compensation Clawback Policy

Participation in and awards granted under the Restated Incentive Plan are conditioned upon the participant’s compliance with the terms of the Company’s Executive Compensation Clawback Policy, pursuant to which the Company may withhold and forfeit compensation otherwise payable or seek recovery of compensation previously paid, as the case may be, in situations involving accounting restatements where the amount of compensation paid or payable was based, in whole or in part, on erroneous financial data or in other circumstances as the Executive Compensation Clawback Policy may identify from time to time.

Additional Potential Dilution

If approved by the stockholders, the request to increase the number of shares for future issuance under the Restated Incentive Plan will contribute to an additional potential dilution of approximately 2.20%.  This additional potential dilution was calculated by dividing the requested increase to the share reserve of 1,000,000 by: (i) the total number of shares available for issuance under the plan prior to the amendment, (ii) all unvested shares and unexercised stock options previously awarded and outstanding under the Sixth Amended and Restated Basic Energy Services, Inc. 2003 Incentive Plan prior to the amendment, and (iii) the total number of shares of outstanding common stock of the Company as of March 24, 2016.

Outstanding and Future Grants

No options were granted under the Restated Incentive Plan during 2015. As of March 24, 2016, under the Restated Incentive Plan there were (1) 23,000 shares of common stock subject to outstanding Options at $22.66 and with an expiration date of March 15, 2017; (2) 1,895,402 shares of restricted common stock scheduled to vest on dates ranging from March 15, 2017 to March 15, 2019; and (3) 2,266,787 phantom shares (including 712,596 PB Phantom Shares at the maximum amount subject to being earned during a performance measurements period in 2016-2017) scheduled to vest on dates ranging from March 15, 2017 to March 15, 2019. No other awards were outstanding under the Restated Incentive Plan as of March 24, 2016. On March 24, 2016, the closing market price of our common stock was $2.73.

It is not possible at this time to determine the awards that will be made in the future pursuant to the Restated Incentive Plan. No grants have been made that are contingent on the approval of the amendment by our stockholders. Options and other awards may be granted in the future under the Restated Incentive Plan, as may be amended by the amendment, within the discretion of the Compensation Committee.

Options that have been granted in the past and are still outstanding are set forth in the following table:

Historical Option Grants under Restated Incentive Plan

Number of
Securities
Underlying
Name and Principal Position	Options Granted

T. M. “Roe” Patterson, President and Chief Executive Officer	5,000
Alan Krenek, Senior Vice President and Chief Financial Officer	15,000
James F. Newman, Senior Vice President, Region Operations	-
William T. Dame, Vice President, Pumping Services Division	-
Brett J. Taylor, Vice President, Manufacturing and Equipment	-
All current executive officers as a group	-
Each nominee for election as a director	-
Each associate of such executive officers, directors or nominees	-
Each other person who received or is to receive 5% of such options	-
All employees, including all current officers who are not executive officers, as a group	3,000
Total	23,000

Information regarding awards received by or allocated to our named executive officers in 2015 under the Restated Incentive Plan can be found in the table under “Grants of Plan-Based Awards — 2015” on page 29. Information regarding awards received by or allocated to our directors in 2015 under the Restated Incentive Plan can be found under “Executive Compensation Matters — Director Compensation” on page 39. Up to 2,266,787 shares of common stock could be issued, if earned, to all employees, including executive officers, under phantom share and performance-based phantom share awards granted in 2015.  The issuance of these shares of upon the settlement of phantom share and performance-based phantom share awards would be made only if such settlement was determined by the Compensation Committee and if such settlement was permitted from available shares under the Restated Incentive Plan. Accordingly, such determination and settlement would be contingent upon stockholder approval of the additional available shares under the proposed amendments to the Restated Incentive Plan.

U.S. Federal Income Tax Consequences of the Restated Incentive Plan

In General

The Plan is not qualified under Section 401(a) of the Internal Revenue Code (the “Code”).

The following summary is based on the applicable provisions of the Code as currently in effect and the income tax regulations and proposed income tax regulations thereunder.

Status of Options

Options granted under the Restated Incentive Plan may be either incentive stock options or nonqualified options. Under certain circumstances, an incentive stock option may be treated as a nonqualified option. The tax consequences both to the optionee and to the Company differ depending on whether an Option is an incentive stock option or a nonqualified option.

Nonqualified Options

No federal income tax is imposed on the optionee upon the grant of a nonqualified option. Upon the exercise of a nonqualified option, the optionee will be treated as receiving compensation, taxable as ordinary income in the year of exercise. The amount recognized as ordinary income upon exercise will be the excess of the fair market value of the shares of common stock at the time of exercise over the exercise price paid for such common stock. At the time common stock received upon exercise of a nonqualified option is disposed of, any difference between the fair market value of the shares of common stock at the time of exercise and the amount realized on the disposition will be treated as capital gain or loss.

Incentive Stock Options

No federal income tax is imposed on the optionee upon the grant of an incentive stock option. The optionee would recognize no taxable income upon exercise of an incentive stock option if the optionee (a) does not dispose of the shares of common stock acquired pursuant to the exercise of an incentive stock option within two years from the date the Option was granted or within one year after the shares of common stock were transferred to the optionee (the “Holding Period”) and (b) is an employee of either (i) the Company, (ii) the parent company or a subsidiary of the Company or (iii) a corporation which has assumed such Option as a result of a corporate reorganization, merger or similar transaction. Such employment must continue for the entire time from the date the Option was granted until three months before the date of exercise, or 12 months before the date of exercise if employment ceases due to permanent and total disability. If common stock received upon exercise of an incentive stock option is disposed of after completion of the Holding Period, any difference between the exercise price paid for such common stock and the amount realized on the disposition would be treated as a capital gain or loss. The Company would not be entitled to any deduction in connection with the grant or exercise of the Option or the disposition of the shares of common stock so acquired.

Restricted Stock

A participant generally will not recognize taxable income upon the grant of Restricted Stock, and the recognition of any income will be postponed until such shares are no longer subject to restrictions on transfer or the risk of forfeiture. When either the transfer restrictions or the risk of forfeiture lapses, the participant will recognize ordinary income equal to the fair market value of the Restricted Stock at the time of such lapse. A participant may elect to be taxed at the time of the grant of Restricted Stock and, if this election is made, the participant will recognize ordinary income equal to the excess of the fair market value of the Restricted Stock at the time of grant (determined without regard to any of the restrictions thereon) over the amount paid, if any, by the participant for such Restricted Stock. In each case, subject to Section 162(m) of the Code as discussed below, the Company will be entitled to a deduction for the corresponding amount.

Upon an optionee’s exercise of a nonqualified option, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for the compensation paid at the same time and in the same amount as compensation is treated as being received by the optionee, assuming the Company satisfies the federal income tax reporting requirements with respect to such compensation. The Company is not entitled to any tax deduction in connection with a subsequent disposition by the optionee of the shares of common stock.

Performance Awards and Other Stock-Based Awards

In general, a participant who receives a Performance Award or Other Stock-Based Award will not be taxed on receipt of the Award, but instead the fair market value of the cash or common stock received will be taxable as ordinary income on the date that the cash or common stock is received in payment of the Award. Subject to the application of Section 162(m) of the Code as discussed below, the Company will be entitled to a deduction for the corresponding amount.

Bonus Shares

In general, the fair market value of Bonus Shares will be taxable as ordinary income on the date the Bonus Shares are received. Subject to the application of Section 162(m) of the Code as discussed below, the Company will be entitled to a deduction for the corresponding amount.

Phantom Shares

The amount received upon receipt of cash or stock pursuant to an award of Phantom Shares is included in taxable income at the time the cash or stock is received. In the case of receipt of stock the amount included in income is the fair market value of the stock received. Subject to Section 162(m) of the Code as discussed below, the Company will be entitled to a deduction for the corresponding amount.

Cash Awards

Generally, a Cash Award would be compensation income, subject to tax at ordinary income tax rates when paid. Subject to the application of Section 162(m) of the Code as discussed below, the Company will be entitled to a deduction for the corresponding amount.

Additional Tax Consequences

Section 162(m) of the Code places a $1 million cap on the deductible compensation that may be paid to certain executives of publicly traded corporations. Amounts that qualify as “performance based” compensation under Section 162(m)(4)(C) of the Code are exempt from the cap and do not count toward the $1 million limit. Generally, Options granted with an exercise price at least equal to the fair market value of the stock on the date of grant will qualify as performance-based compensation. Other Awards may or may not so qualify, depending on their terms.

PROPOSAL 3:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking stockholders to approve, on a non-binding advisory basis, the Company’s compensation of its named executive officers as disclosed in this proxy statement. At our 2012 Annual Meeting of Stockholders, our Board recommended, and a majority of our stockholders approved, the voting on this advisory vote each year.  As described above in “Compensation Discussion and Analysis,” the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	attract, reward and retain the highest quality executive officers;
•	recognize individual performance and the performance of the Company relative to the performance of other companies of comparable size, complexity and quality;
•	provide motivation toward, and reward the accomplishment of, corporate annual objectives;
•	align executive officers’ compensation to stockholder interests; and
•	align executive officers’ incentives with both the short-term and long-term goals of the Company.

We urge stockholders to read “Compensation Discussion and Analysis” beginning on page 15 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as “Executive Compensation Matters” and related compensation tables and narrative beginning on page 28, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has and will contribute to the Company’s recent and long-term success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following resolution at the 2016 Annual Meeting of Stockholders:

RESOLVED, that the stockholders of Basic Energy Services, Inc. (the “Company”) approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis and Executive Compensation Matters sections and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2016 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

A majority of the votes cast is required to approve this proposal. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

The Board of Directors unanimously recommends that you vote FOR this proposal.

PROPOSAL 4:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee has selected KPMG LLP as the Company’s independent auditor for fiscal year 2016, and the Board of Directors is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Company’s independent auditor to be engaged, retained and supervised by the Audit Committee, the Board is submitting the selection of KPMG LLP for ratification by stockholders as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of holders of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote is required to approve the ratification of the selection of KPMG as the Company’s independent auditor for the current fiscal year.

The Board of Directors unanimously recommends that you vote FOR this proposal.

OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

The Company is soliciting proxies for the 2016 Annual Meeting and will bear the cost of solicitation. In addition to solicitation by mail, certain of the directors, officers or regular employees of the Company may, without extra compensation, solicit the return of proxies by telephone or electronic media. Arrangements will be made with brokerage houses, custodians and other fiduciaries to send proxy material to their principals, and the Company will reimburse these parties for any out-of-pocket expenses.

PROPOSALS OF STOCKHOLDERS FOR 2016 ANNUAL MEETING

The Company expects that its 2017 Annual Meeting of Stockholders will be held in May 2017 consistent with prior annual meetings. Stockholders of record who intend to submit a proposal at the annual meeting of stockholders in 2017 must provide written notice to the Company in accordance with the Company’s Bylaws. Under the Company’s Bylaws, such notice must be received at the Company’s principal executive offices, addressed to the Secretary of the Company, not earlier than January 19, 2017 nor later than February 20, 2017, which are dates at least 90 days but not more than 120 days in advance of the first anniversary of the date of the Company’s 2016 Annual Meeting.

Stockholders who intend to submit a proposal at the annual meeting of stockholders in 2017 and desire that such proposal be included in the proxy materials for such meeting must follow the procedures prescribed in the Company’s Bylaws and Rule l4a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in the proxy materials, stockholder proposals must be received by the Secretary of the Company at the Company’s principal executive offices not earlier than January 19, 2017 nor later than February 20, 2017. Stockholders are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

 Based solely upon a review of reports on Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 2015, reports on Form 5 and amendments thereto furnished to the Company with respect to fiscal 2015, and written representations from officers and directors that no Form 5 was required to be filed, the Company believes that all filing requirements applicable to its officers, directors and beneficial owners of more than 10% of the common stock under Section 16(a) of the Securities Exchange Act of 1934, as amended, were complied with during fiscal 2015.

ADDITIONAL INFORMATION

We have adopted a procedure called "householding." Under this procedure, we are delivering only one copy of the Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from an affected stockholder.

We will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or the Proxy Statement to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or Proxy Statement, you may submit a written request to Secretary, Basic Energy Services, Inc., 801 Cherry Street, Suite 2100, Fort Worth, Texas 76102 or call (817) 334-4100. You may also review the Company’s filings with the Securities and Exchange Commission by visiting our website at www.basicenergyservices.com.

If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Annual Report or Proxy Statement in the future, please contact our Secretary at the contact information listed above. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Any stockholders of record who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement who wish to receive only one copy of these materials per household in the future should contact our Secretary at the contact information listed above to participate in the householding program. Stockholders who participate in householding will continue to receive separate proxy cards.

A number of brokerage firms have instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.

The Corporate Governance Guidelines, the Code of Ethics and the charters of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee are also available on the Company’s website at www.basicenergyservices.com, and copies of these documents are available to stockholders, without charge, upon request.

Annex A

Amendment No. 1 to

Sixth Amended and Restated
Basic Energy Services, Inc.
2003 Incentive Plan

(Amendment No. 1 effective May 19, 2016)

WHEREAS, Basic Energy Services, Inc., a Delaware corporation (the “Company”) maintains the Sixth Amended and Restated Basic Energy Services, Inc. 2003 Incentive Plan, as approved by the stockholders of the Company at the Annual Meeting of Stockholders held on May 21, 2015 (the “Plan”);

WHEREAS, capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Plan;

WHEREAS, pursuant to Section 7(a) of the Plan, this Amendment No. 1 (the “Amendment”) to the Plan has been duly adopted, authorized and approved by the Board; and

WHEREAS, based on Board approval, and subject to and based on applicable approval by the stockholders of the Company, the Company desires to increase the number of Shares authorized for issuance under the Plan by 1,000,000 Shares from 11,350,000 to 12,350,000 Shares.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.Reference to the number of Shares available for issuance under the Plan in the first sentence of Section 4(a) of the Plan shall be amended from “11,350,000” to read “12,350,000”.

2.Except as set forth above, the remaining provisions of the Plan shall not be amended hereby and shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment No. 1 to the Plan is adopted and effective on the 19th day of May, 2016, the date approved by the stockholders of the Company.

BASIC ENERGY SERVICES, INC.

By:

Name:

Title:

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E05944-P77586

KEEP THIS PORTION FOR YOUR RECORDS

IF YOU ARE NOT VOTING VIA TELEPHONE OR INTERNET, DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BASIC ENERGY SERVICES, INC.

The Board of Directors recommends you vote FOR the following Class II Directors:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) William E. Chiles
02) Robert F. Fulton
03) Antonio O. Garza, Jr.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: This proxy, when properly executed, will be voted in the manner directed herein. **If no direction is made, this proxy will be voted as to all shares of the undersigned FOR the election of each of the nominees listed in Proposal 1, FOR Proposals 2, 3 and 4, and in the discretion of the proxies with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.** This proxy is revocable. The undersigned hereby revokes any proxy or proxies to vote or act with respect to such shares heretofore given by the undersigned.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IF YOU ARE NOT VOTING VIA TELEPHONE OR INTERNET, DETACH AND RETURN THIS PORTION ONLY

E05945-P77586

BASIC ENERGY SERVICES, INC.
Annual Meeting of Stockholders
May 19, 2016, 10:00 AM
This proxy is solicited by the Board of Directors

The 2016 Annual Meeting of the Stockholders of Basic Energy Services, Inc. (the "Company") will be held on Thursday, May 19, 2016 at 10:00 a.m., local time, at the Fort Worth Club, located at 306 W. 7th Street, Fort Worth, Texas 76102. The undersigned, having received the Notice and accompanying Proxy Statement for said meeting, hereby constitutes and appoints T.M. "Roe" Patterson and Alan Krenek, or either of them, his/her true and lawful agents and proxies, with power of substitution and resubstitution in each, to represent and vote at the 2016 Annual Meeting scheduled to be held on May 19, 2016, or at any adjournment or postponement thereof, on all matters coming before said meeting, all shares of Common Stock of the Company which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS. IF VOTING BY MAIL, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side